Filed Pursuant to 424(b)(5)
Registration No. 333214043

PROSPECTUS SUPPLEMENT

(To Prospectus Dated November 2, 2016)

Up to 7,741,909 Shares of Common Stock of RMG Networks Holding Corporation
Issuable Upon the Exercise of Subscription Rights

RMG Networks Holding Corporation is conducting a rights offering.  We are distributing at no charge non-transferable subscription rights to purchase shares of our common stock to each person that owned shares of our common stock at the close of business on November 29, 2016.  We refer to this offering as the “rights offering.” During this rights offering, we may issue up to 7,741,909 shares of common stock.  You will receive 0.20991 of a non-transferable subscription right for each share of our common stock that you owned on November 29, 2016.  Your subscription rights will be aggregated for all of the shares that you owned on that date and then rounded down to the nearest whole number of rights, so that you will not receive any fractional rights.

The subscription rights are exercisable beginning on the date of this prospectus supplement and continuing until 5:00 p.m., New York City time, on December 22, 2016, unless we extend the offering period.  We may extend the period for exercising the subscription rights in our sole election.  Each whole subscription right entitles you to purchase one share of our common stock at a purchase price of $0.62 per share.  If you fully exercise your basic subscription privilege and other stockholders do not fully exercise their basic subscription privileges, you will be entitled to exercise an over-subscription privilege to purchase a portion of the unsubscribed shares of common stock at the same subscription price of $0.62 per share, subject to proration and to the extent available following the purchase of certain unsubscribed shares by the standby purchasers pursuant to the standby purchase agreement described below.  The exercise of basic and over-subscription privileges may be limited by us under certain circumstances.

To the extent you properly exercise your over-subscription privilege for an amount of shares that exceeds the number of the unsubscribed shares available to you for purchase pursuant to the rights offering, any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

There is no minimum number of rights that must be exercised in this rights offering, and all net proceeds will be made immediately available to us for the purposes set forth in this prospectus supplement.  Our board of directors reserves the right to cancel the rights offering for any reason.  In the event the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

The subscription rights may not be sold or transferred.  The subscription rights will not be listed for trading on any stock exchange or trading market.  You should carefully consider whether to exercise your subscription rights before the expiration of the rights offering.  All exercises of subscription rights are irrevocable.  Our board of directors is making no recommendation regarding your exercise of the subscription rights.

We have entered into a standby purchase agreement with 2012 DOOH Investments LLC, DRW Commodities, LLC and Children’s Trust C/U The Donald R. Wilson 2009 GRAT #1 (collectively, the “standby purchasers”), which collectively own approximately 33.5% of our outstanding common stock (not taking into account an aggregate of 2,533,333 shares of our common stock underlying warrants owned by one of the standby purchasers). Pursuant to the standby purchase agreement, subject to certain conditions, each standby purchaser has agreed to acquire from us, at the same subscription price offered to our stockholders in the rights offering, its pro rata portion of up to a maximum of 5,645,161 shares of common stock that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges. In particular, each standby purchaser has agreed that, (A) if the rights offering is not fully subscribed for pursuant to the basic subscription privilege, prior to the allocation of any shares pursuant to the over-subscription privileges,  it will purchase its pro rata portion of the lesser of (i) the number of shares offered in the Rights Offering but not subscribed for pursuant to the basic subscription privileges or (ii) (x) 4,645,161 shares (equaling approximately $2.88 million divided by the per share subscription price), less (y ) the number of shares, if any, subscribed for by the standby purchasers and any of their affiliates pursuant to the exercise of the basic subscription rights, and (B) if as a result of the exercise of the basic subscription rights, the foregoing purchases by the standby purchasers and the exercise of the over-subscription privilege by other stockholders, the gross proceeds to us would be less than approximately $4.8 million, the standby purchasers have agreed to buy additional shares such that we receive approximately $4.8 million in gross proceeds but in no event will the standby purchasers acquire more than $3.5 million in aggregate shares of common stock (including any shares acquired by the standby purchasers pursuant to the exercise of their basic subscription rights and any unsubscribed shares purchased by the standby purchasers prior to the allocation of unsubscribed shares to other stockholders that exercise their oversubscription privilege).

While none of our directors or executive officers has entered into any binding commitment or agreement to exercise subscription rights received in this rights offering, Gregory H. Sachs, the Executive Chairman of our Board of Directors; Robert Michelson, our Chief Executive Officer and a director; and Jana Ahlfinger Bell, our Executive Vice President and Chief Financial Officer, have advised us that they intend to participate in the rights offering.

Our outstanding shares of common stock currently are, and we expect that the shares of common stock to be issued in the rights offering will be, listed for trading on Nasdaq Capital Market under the symbol “RMGN.” The last sale price of our common stock on November 29, 2016 was $0.78.

Investing in our common stock involves a high degree of risk. We urge you to carefully read the section entitled “Risk Factors” beginning on page S-15 of this prospectus supplement before you decide whether to exercise your rights.

We have engaged Monarch Capital Group, LLC (“Monarch”) as our dealer-manager and financial and marketing advisor in connection with the rights offering. This offering is not underwritten by any firm, and Monarch is not acting as an underwriter or placement agent.   Monarch is not obligated to purchase any of the shares of common stock that are being offered for sale.  See “Plan of Distribution”.

	Subscription Price	Dealer-Manager Fee(1)	Proceeds, Before Expenses, to us(3)
Per share	$0.62	$0.02	$0.60
Total(2)	$4,799,984	$151,539	$4,648,445

(1)

In connection with the rights offering, we have agreed to pay Monarch, the dealer-manager for this offering, 7% of the gross proceeds received by us in this offering from the exercise of the subscription rights, excluding all proceeds received from Donald R. Wilson Jr. or Gregory H. Sachs or parties related to them (including all of the standby purchasers, which collectively own approximately 33.5% of our outstanding common stock (not taking into account an aggregate of 2,533,333 shares of our common stock underlying warrants owned by one of the standby purchasers)).  We will also reimburse Monarch for its reasonable expenses incurred in connection with this offering. The precise amount payable to Monarch cannot be determined until the expiration date of the rights offering. The amount set forth in the table above represents the amount payable to Monarch in connection with the rights offering assuming that all holders of our common stock exercised their basic subscription rights in full, exclusive of reimbursement of expenses.  No holders of our common stock have committed to purchase shares in connection with the rights offering, other than the obligations of the standby purchasers set forth in the standby purchase agreement, described above. Please see “Plan of Distribution” for a discussion of Monarch’s compensation arrangements with us.

(2)

Assumes that the rights offering is fully subscribed and that the maximum of 7,741,909 shares of common stock are sold.

(3)

Before deducting expenses payable by us, estimated at $215,000.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 30, 2016.

Monarch Capital Group, LLC

TABLE OF CONTENTS

Prospectus Supplement

Base Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a universal shelf registration statement on Form S3 (File No. 333214043) that we filed with the Securities and Exchange Commission, or the SEC.  Under the shelf registration statement, we may sell any combination of common stock, preferred stock, warrants, rights or units in one or more offerings from time to time.  This prospectus supplement describes the specific details regarding the sale of common stock issuable upon exercise of the rights granted in this rights offering, including the price, the aggregate number of shares of common stock that may be purchased by exercise of the rights and the risks of investing in our common stock.  This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the subscription rights, our common stock and other information you should know before exercising your subscription rights.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.  However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference herein or therein, respectively — the statement in the document having the later date modifies or supersedes the earlier statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.  Please see “Incorporation of Certain Information by Reference” in the accompanying prospectus for more information.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC.  You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that will be filed by us or on our behalf with the SEC.  We have not authorized anyone to provide you with additional, different or inconsistent information.  If anyone provides you with additional, different, or inconsistent information, you should not rely on it.  We are not making an offer to sell securities in any jurisdiction in which the offer or sale is not permitted.  You should assume that the information in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, the information in the accompanying prospectus is accurate only as of the date set forth therein, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, in each case, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, the certificates representing the subscription rights or any exercise, sale or transfer of those subscription rights.  Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless the context otherwise requires, when we use the words the “Company,” “RMG Networks,” “we,” “us,” or “our Company” in this prospectus supplement, we are referring to RMG Networks Holding Corporation, a Delaware corporation f/k/a SCG Financial Acquisition Corp., and its subsidiaries, including RMG Enterprise Holdings Corporation, f/k/a Symon Holdings Corporation (“Symon”) and RMG Networks Holdings, Inc., f/k/a Reach Media Group Holdings, Inc. (“RMG”), unless it is clear from the context or expressly stated that these references are only to RMG Networks Holding Corporation.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements.  Such statements are usually identified by the use of words or phrases such as “believes,” “anticipates,” “expects,” “estimates,” “planned,” “outlook,” “could,” “intend,” and “goal” or the negative version of these words or comparable words, although not all forward-looking statements contain such identifying words.  These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  You should understand that it is not possible to predict or identify all such factors.  Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events.  When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”

Each of the forward-looking statements included in or incorporated by reference into this prospectus supplement speaks only as of the date on which that statement is made.  We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise.  Historical results are not necessarily indicative of the results expected for any future period.

We believe it is important to communicate our expectations to our stockholders.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  The risk factors and cautionary language discussed or incorporated by reference in this prospectus supplement provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

•

our history of incurring significant net losses and limited operating history;

•

our ability to raise additional capital, if needed, on satisfactory terms, or at all;

•

our ability to comply with certain financial covenants and borrow under our credit facility;

•

the ability to maintain our Nasdaq listing;

•

the competitive environment in the markets in which we operate;

•

the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized;

•

business development activities, including our ability to contract with, and retain, customers on attractive terms;

•

success in retaining or recruiting, or changes required in, our management and other key personnel;

•

the potential liquidity and trading of our securities;

•

the general volatility of the market price of our common stock;

•

risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act);

•

changing legislation and regulatory environments;

•

the risk that the anticipated benefits of any acquisitions that we may complete may not be fully realized; and

•

general economic conditions.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides an overview of certain information about us and this offering and may not contain all the information that is important to you.  This summary is qualified in its entirety by, and should be read together with, the information contained in other parts of this prospectus supplement and the accompanying prospectus and the documents we incorporate by reference.  You should read this entire prospectus supplement and the accompanying prospectus and the documents that we incorporate by reference carefully before making a decision about whether to invest in our securities.

Overview

RMG Networks goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through intelligent digital signage messaging.  By combining leading software, hardware, business applications, and services, we offer a single point of accountability for integrated data visualization and real-time performance management.  We are headquartered in Addison, Texas, with additional offices in the United States, United Kingdom, and the United Arab Emirates.

We provide enterprise communication solutions that empower organizations to visualize critical business data to better run their business in contact center, supply chain, internal communications, hospitality, retail and other applications primarily in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and for federal, state and local governments.  We differentiate ourselves through dynamic business data visualization delivering real-time intelligent visual content that enhances the ways in which organizations communicate with employees and customers.  The solutions we provide are designed to integrate seamlessly with a customer’s IT infrastructure and data and security environments.  Our solutions are comprised of a suite of products that include proprietary software, software-embedded hardware, maintenance and support services, content and creative services, installation services and third-party displays.

We power thousands of digital screens and end-points, and the diversity of products that we offer and our technical expertise provide our customers and partners with business data visualization solutions that differentiate us from our competitors.  We are led by an experienced senior management team with a proven track record of building and successfully running and growing technology and services companies.

Our operations span over 30 years with our principal subsidiary having been in operation since 1980.

History

We were incorporated in Delaware on January 5, 2011 as a “blank check company” for the purpose of effecting a business combination with one or more businesses.  On April 8, 2013, we consummated the acquisition of RMG, which became our Media business, pursuant to a merger agreement, dated as of January 11, 2013, as amended.  On April 19, 2013, we consummated the acquisition of Symon, which became our Enterprise Solutions business, pursuant to a merger agreement, dated as of March 1, 2013.  As a result of the RMG and Symon acquisitions, RMG and Symon became our subsidiaries, and the businesses and assets of RMG, Symon and their subsidiaries became our only operations.  Symon was considered to be our predecessor for accounting purposes.  On July 1, 2015, we sold the assets of our Airline Media Network to an unaffiliated third party, effectively exiting what were the legacy operations of our Media business.

Corporate Information

Our principal office is located at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, and our telephone number at that address is (800) 827-9666.  We maintain a website at www.rmgnetworks.com where general information about us is available.  Information on, or accessible through, our website is not part of this prospectus supplement.

The Rights Offering

The following summary describes the principal terms of the rights offering, but is not intended to be complete.  See the information under the heading “The Rights Offering” in this prospectus supplement for a more detailed description of the terms and conditions of the rights offering.

Securities Offered

We are distributing to you, at no charge, 0.20991 of a non-transferable subscription right for each share of our common stock that you owned as of 5:00 p.m., New York City time, on the record date, either as a holder of record or, in the case of shares held of record by brokers, dealers, custodian banks or other nominees on your behalf, as a beneficial owner of such shares.  We will not distribute fractional subscription rights, but will round the number of subscription rights you are to receive down to the nearest whole number.  We expect the gross proceeds from the rights offering and the transactions contemplated by the standby purchase agreement to be between $3.5 million and approximately $4.8 million, based on the extent to which our stockholders exercise their subscription rights.

Basic Subscription Privilege

With respect to the basic subscription privilege, each whole subscription right will entitle you to purchase one share of our common stock at a subscription price of $0.62 per share.  Limitations on the amount of shares of common stock that may be subscribed for pursuant to your basic subscription privilege and over-subscription privilege are described below in this section under the heading “Limitation on the Purchase of Shares”.

Oversubscription Privilege

In the event that you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to subscribe for shares of our common stock that are not purchased by our other stockholders through the exercise of their basic subscription privileges.  You may subscribe for shares of common stock pursuant to your over-subscription privilege, subject to proration of available shares and to the extent available following the purchase of certain unsubscribed shares by the standby purchasers pursuant to the standby purchase agreement described below, and subject to and the purchase and ownership limitations described below in this section under the heading “Limitation on the Purchase of Shares.”

Limitation on the Purchase of Shares

Your ability to exercise your subscription rights is subject to the following limitation:

We have the right, in our sole and absolute discretion, to limit the exercise of the subscription rights by 5% shareholders or shareholders who would become 5% holders upon exercise of their rights if such exercise may trigger certain adverse consequences to us pursuant to Section 382 of the Code.  See “The Rights Offering—Special Limitations on Subscription Amount.”

Subscription Price	$0.62 per share. To be effective, any payment related to the exercise of a subscription right must clear prior to the expiration of the rights offering.

Record Date	5:00 p.m., New York City time, on November 29, 2016.

Expiration Date

5:00 p.m., New York City time, on December 22, 2016, subject to extension or earlier termination.  Subscription rights shall be irrevocable once they are exercised and shall continue to be irrevocable in the event the rights offering is extended.

Use of Proceeds

Subject to certain limitations imposed by our lenders, we will have the ability to use the proceeds from this offering in the manner we determine in our discretion.  We intend to use the net proceeds of the rights offering, together with proceeds from the standby purchasers, for general working capital purposes.  We may also use a portion of such proceeds to pay expenses we incur in connection with the rights offering.

Participation of Directors and Officers

All holders of our common stock as of the record date for the rights offering will receive, at no charge, the nontransferable subscription rights to purchase shares of our common stock as described in this prospectus supplement.  To the extent that our directors and officers held shares of our common stock as of the record date, they will receive the subscription rights and, while they are under no obligation to do so, will be entitled to participate in the rights offering.  Gregory H. Sachs, the Executive Chairman of our Board of Directors; Robert Michelson, our Chief Executive Officer and a director; and Jana Ahlfinger Bell, our Executive Vice President and Chief Financial Officer, have advised us that they intend to participate in the rights offering although they have not entered into any agreement to do so.

NonTransferability of Rights	The subscription rights may not be sold, transferred, or assigned and will not be listed for trading or quoted on the Nasdaq Capital Market or on any other stock exchange or market.

Standby Purchase Agreement

In connection with the rights offering, we have entered into a standby purchase agreement with the standby purchasers pursuant to which, subject to certain conditions, the standby purchasers have agreed to acquire from us, at the same subscription price offered to our stockholders in the rights offering, a number of shares of common stock that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges up to a maximum of $3.5 million in gross proceeds. In particular, the standby purchasers have agreed that, if the rights offering is not fully subscribed for pursuant to the basic subscription privilege, they will purchase up to 4,645,161 shares (less the number of shares, if any, subscribed for by the standby purchasers and any of their affiliates pursuant to the exercise of the basic subscription rights), for an aggregate purchase price of approximately $2.8 million, prior to the allocation of any shares pursuant to the over-subscription privilege. In addition, if as a result of the exercise of the basic subscription rights, the foregoing purchase by the standby purchasers and the exercise of the over-subscription privilege by other stockholders, the gross proceeds to us would be less than approximately $4.8 million, the standby purchasers have agreed to buy additional shares such that we receive approximately $4.8 million in gross proceeds but in no event will the standby purchasers acquire more than $3.5 million in aggregate shares of common stock in connection with the rights offering (including any shares acquired by the standby purchasers pursuant to the exercise of their basic subscription rights and any unsubscribed shares purchased by the standby purchasers prior to the allocation of unsubscribed shares to other stockholders that exercise their oversubscription privilege). Please see “The Rights Offering — Standby Commitments” and “Plan of Distribution” for further information about the Standby Purchase Agreements.

Standby Purchasers

2012 DOOH Investments LLC, DRW Commodities, LLC and  Children’s Trust C/U The Donald R. Wilson 2009 GRAT #1, which collectively own approximately 33.5% of our outstanding common stock (not taking into account an aggregate of 2,533,333 shares of our common stock underlying warrants owned by one of the standby purchasers).

No Revocation

Once you submit the form of rights certificate to exercise any subscription rights, you may not revoke, change or cancel your exercise or request a refund of monies paid.  All exercises of subscription rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a subscription price of $0.62 per share.

Amendment, Extension and Termination

We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so.  Our board of directors may cancel the rights offering at any time for any reason.  In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

No Recommendation of Board of Directors

Our board of directors makes no recommendation to you about whether you should exercise any rights.  You are urged to consult your own financial advisors in order to make an independent investment decision about whether to exercise your rights.  Please see the section of this prospectus entitled “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

Procedure for Exercising Rights

To exercise your subscription rights, you must take the following steps:

•

If you are a registered holder of our shares of common stock, you may deliver payment and a properly completed rights certificate to the subscription agent before 5:00 p.m., New York City time, on December 22, 2016.  You may deliver the documents and payments by mail or commercial carrier.  If regular mail is used for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

•

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, custodian bank, or other nominee, or if you would rather an institution conduct the transaction on your behalf, you should instruct your broker, dealer, custodian bank, or other nominee to exercise your subscription rights on your behalf and deliver all documents and payments before 5:00 p.m., New York City time, on December 22, 2016.

Subscription Agent	Broadridge Corporate Issuer Solutions, Inc.

Information Agent	Broadridge Corporate Issuer Solutions, Inc.

Dealer-Manager and Financial and Marketing Advisor to the Company

Monarch Capital Group, LLC (“Monarch”), a broker-dealer and member of the Financial Industry Regulatory Authority.  Under the terms and subject to the conditions contained in our agreement with Monarch, Monarch will provide transaction structuring and marketing assistance and advice to us in connection with this offering.  We have agreed to pay Monarch a fee of 7% of the gross proceeds received by us in this offering from the exercise of the subscription rights, excluding all proceeds received from Donald R. Wilson Jr. or Gregory H. Sachs or parties related to them (including all of the standby purchasers).  We will also reimburse Monarch for its reasonable expenses incurred in connection with this offering.   Monarch is not acting as an underwriter with respect to the subscription rights or shares of our common stock being sold in this offering and does not make any recommendation with respect to such rights or shares (including with respect to the exercise of such rights).

Shares Outstanding Before the Rights Offering	36,882,041 shares of our common stock were outstanding as of November 29, 2016.

Fees and Expenses

We will pay the fees and expenses related to the rights offering, including fees and expenses incurred by the standby purchasers in connection with the standby purchase agreement and related transactions.

Nasdaq Ticker Symbol	Our common stock is currently listed for trading on the Nasdaq Capital Market under the ticker symbol “RMGN”.

Material United States Federal Income Tax Consequences

For U.S. federal income tax purposes, you should not recognize income or loss upon receipt or exercise of a subscription right.  However, you should consult your own tax advisor as to the tax consequences to you of the receipt, exercise, or lapse of the subscription rights in light of your particular circumstances.

Questions

If you have any questions or need further information about this rights offering, please call Broadridge Corporate Issuer Solutions, Inc., our information agent for the rights offering, at (855) 793-5068.

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are what we anticipate will be common questions about the rights offering.  The answers are based on selected information from this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.  The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering.  This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain more detailed descriptions of the terms and conditions of the rights offering and provide additional information about us and our business, including potential risks related to the rights offering, our common stock, and our business.

What is the rights offering?

We are distributing, at no charge, to holders of our shares of common stock, non-transferable subscription rights to purchase shares of our common stock.  You will receive 0.20991 of a subscription right for each share of common stock you owned as of 5:00 p.m., New York City time, on November 29, 2016, the record date for the rights offering.  Each subscription right will entitle the holder to a basic subscription privilege and an over-subscription privilege, which are described below.  We will not distribute fractional subscription rights, but will round the number of subscription rights you are to receive down to the nearest whole number.  The shares to be issued in the rights offering, like our existing shares of common stock, will be traded on The Nasdaq Capital Market under the ticker symbol “RMGN.”

What is the basic subscription privilege?

With respect to the basic subscription privilege, each whole subscription right gives our stockholders the opportunity to purchase one share of our common stock at a subscription price of $0.62 per share.  We have granted to you, as a stockholder of record at the close of business on the record date, 0.20991 of a subscription right for each share of our common stock you owned at that time.  Fractional subscription rights will be eliminated by rounding down to the nearest whole number.  For example, if you owned 100 shares of our common stock on the record date, you would have received 20.991 subscription rights (rounded down to 20 subscription rights) and would have the right to purchase 20 shares of common stock for $0.62 per share.  You may exercise all or a portion of your basic subscription right, or you may choose not to exercise any subscription rights at all.  However, if you exercise less than your full basic subscription right, you will not be entitled to purchase shares under your over-subscription privilege.

If you hold a physical RMG Networks Holding Corporation stock certificate, the number of shares you may purchase pursuant to your basic subscription right is indicated on the enclosed rights certificate.  If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, you will not receive a rights certificate.  Instead, the Depository Trust Company, or DTC, will issue 0.20991 of a subscription right to your nominee record holder for each share of our common stock that you own at the close of business on the record date.  If you are not contacted by your nominee, you should contact your nominee as soon as possible.  See “— What should I do if I want to participate in the rights offer, but my shares are held in the name of my broker, dealer, custodian bank, or other nominee?”

Limitations on the amount of shares of common stock that may be subscribed for pursuant to your basic subscription privilege and over-subscription privilege are described below under the heading “— Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?” and “The Rights Offering – Special Limitations on Subscription Amount.”

What is the over-subscription privilege?

In the event that you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of our shares of common stock that are not purchased by our other stockholders through the exercise of their basic subscription privileges, and that remain available following the purchase of certain shares by the standby purchasers pursuant to the standby purchase agreement described herein.  In light of the standby purchasers’ rights to purchase unsubscribed shares before shares are allocated to stockholders that have exercised the over-subscription privilege, the standby purchasers have agreed not to exercise their oversubscription rights.  You should indicate on your rights certificate how many additional shares you would like to purchase pursuant to your over-subscription privilege.  Limitations on the amount of shares of our common stock that may be subscribed for pursuant to your basic and over-subscription privileges are described below under the heading “— Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?” and “The Rights Offering – Special Limitations on Subscription Amount.”

If sufficient shares of common stock are available, we will seek to honor your over-subscription request in full, subject to the rights of the standby purchasers and the limitations described below under the heading “— Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?” and “The Rights Offering – Special Limitations on Subscription Amount.”  If, however, over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege, again subject to the limitations described below.

If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above.  The proration process will be repeated until all shares of common stock have been allocated.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering.  Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of our shares of common stock that may be available to you (i.e., for the maximum number of shares of common stock available to you, assuming you exercise all of your basic subscription privilege and are allotted the full amount of your over-subscription).  See “The Rights Offering — Over-Subscription Privilege.”  Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Are there any limits on the number of shares I may purchase in the rights offering or own as a result of the rights offering?

Our ability to utilize our net operating loss tax carry-forwards, or NOLs, would be substantially reduced if we were to undergo an ownership change within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code.  Accordingly, we have the right, in our sole and absolute discretion, to limit the exercise of the rights, including instructing the subscription agent to refuse to honor any exercise of rights, by 5% stockholders or stockholders who would become 5% holders upon exercise of their rights, to avoid endangering the availability of our NOLs under Section 382 of the Code.  The foregoing limitations do not apply to purchases by the standby purchasers pursuant to the standby purchase agreement. The total number of shares of our common stock to be outstanding upon completion of the offering, assuming the offering is fully subscribed, would increase by approximately 21% and would be approximately 44,623,950 shares.

What is the offering to the standby purchasers?

In connection with the rights offering, we have entered into a standby purchase agreement with the standby purchasers, which collectively own approximately 33.5% of our outstanding common stock (not taking into account an aggregate of 2,533,333 shares of our common stock underlying warrants owned by one of the standby purchasers). Pursuant to the standby purchase agreement, subject to certain conditions, each standby purchaser has agreed to acquire from us, at the same subscription price offered to our stockholders in the rights offering, its pro rata portion of up to a maximum of 5,645,161 shares of common stock that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges. In particular, each standby purchaser has agreed that, (A) if the rights offering is not fully subscribed for pursuant to the basic subscription privilege, prior to the allocation of any shares pursuant to the over-subscription privileges,  it will purchase its pro rata portion of the lesser of (i) the number of shares offered in the Rights Offering but not subscribed for pursuant to the basic subscription privileges or (ii) (x) 4,645,161shares (equaling approximately $2.88 million divided by the per share subscription price), less (y ) the number of shares, if any, subscribed for by the standby purchasers and any of their affiliates pursuant to the exercise of the basic subscription rights, and (B) if as a result of the exercise of the basic subscription rights, the foregoing purchases by the standby purchasers and the exercise of the over-subscription privilege by other stockholders, the gross proceeds to us would be less than approximately $4.8 million, the standby purchasers have agreed to buy additional shares such that we receive approximately $4.8 million in gross proceeds but in no event, will the standby purchasers acquire more than $3.5 million in aggregate shares of common stock (including any shares acquired by the standby purchasers pursuant to the exercise of their basic subscription rights and any unsubscribed shares purchased by the standby purchasers prior to the allocation of unsubscribed shares to other stockholders that exercise their oversubscription privilege). Therefore, unless we terminate the rights offering, the number of shares of common stock to be sold to the standby purchasers will be purchased regardless of whether any shares of common stock are subscribed for pursuant to the exercise of subscription rights in this rights offering.  The number of shares available for sale to the standby purchasers will depend on the number of shares subscribed for by our other stockholders pursuant to their basic subscription rights and over-subscription privileges in the rights offering.  By providing us with this commitment, we will be certain to raise at least $3.5 million from the offering, subject to the closing of the standby purchase arrangement and satisfaction of the conditions relating thereto.  The securities purchased by the standby purchasers will be purchased in a private placement.  See “The Rights Offer — Standby Commitment.”

Are there any conditions to the standby commitment?

The standby purchases are subject to customary closing conditions, as set forth in the standby purchase agreement.  See “The Rights Offering — Standby Commitment.”

Are the standby purchasers receiving any compensation for its standby commitment?

No.  The standby purchasers are not receiving compensation for its standby commitment.

What agreement do we have with the standby purchasers?

The standby purchasers have executed the standby purchase agreement described above.  The standby purchasers have represented to us that any purchases will be made for investment purposes and not with a view toward resale.

How many shares will the standby purchasers own after the rights offering?

The number of shares that will be purchased by the standby purchasers can only be determined upon the completion of the rights offering.  The standby purchasers have agreed that, if the rights offering is not fully subscribed for pursuant to the basic subscription privilege, they will purchase an aggregate of up to 4,645,161 shares issuable in the rights offering (less the number of shares, if any, subscribed for by the standby purchasers and any of their affiliates pursuant to the exercise of the basic subscription rights), prior to the allocation of any shares pursuant to the over-subscription privilege. In addition, if as a result of the exercise of the basic subscription rights, the foregoing purchase by the standby purchasers and the exercise of the over-subscription privilege, the gross proceeds to us would be less than approximately $4.8 million, the standby purchasers have agreed to buy additional shares such that we receive approximately $4.8 million in gross proceeds, but in no event will the standby purchasers acquire more than $3.5 million in aggregate shares of common stock (including any shares acquired by the standby purchasers pursuant to the exercise of their basic subscription rights and any unsubscribed shares purchased by the standby purchasers prior to the allocation of unsubscribed shares to other stockholders that exercise their oversubscription privilege). If the rights offering is fully subscribed by stockholders through the exercise of basic subscription privileges, the standby purchasers will not purchase any of our shares pursuant to the standby purchase agreement.  If none of our stockholders exercise their basic subscription privileges, a total of 5,645,161 shares of common stock would be issuable to the standby purchasers, assuming the conditions to the closing of the standby purchases were satisfied.  In light of the standby purchasers’ rights to purchase unsubscribed shares before shares are allocated to stockholders that have exercised the over-subscription privilege, the standby purchasers have agreed not to exercise their oversubscription rights.

Is the board of directors participating in the rights offering and has our board of directors made a recommendation to our stockholders regarding the rights offering?

We expect that certain of our directors and executive officers will exercise their subscription rights in the rights offering.  However, because we have no formal commitments from them to participate in the rights offering, there can be no assurance that our directors or executive officers will ultimately purchase any shares in this rights offering.  In particular, Gregory H. Sachs, the Executive Chairman of our Board of Directors; Robert Michelson, our Chief Executive Officer and a director; and Jana Ahlfinger Bell, our Executive Vice President and Chief Financial Officer, have advised us that they intend to participate in the rights offering although they have not entered into any agreement to do so. The purchase price paid by them will be $0.62 per share, the same price paid by all other persons who purchase shares of our common stock in the rights offering.

Although each of our directors may be investing his own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights.  Stockholders, including our directors, who exercise subscription rights risk investment loss on their investment.  We cannot assure you that the market price for our shares of common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price.  You are urged to make your decision based on your own assessment of our business and the rights offering.  Please see “Risk Factors” for a discussion of some of the risks involved in exercising the subscription rights and investing in our common stock.

Why are we conducting the rights offering?

We are conducting the rights offering to raise equity capital in a timely and cost-effective manner. We intend to use the net proceeds of the rights offering, together with proceeds from the standby purchasers, for general working capital purposes.

How was the $0.62 per full share subscription price for the rights offering determined?

Our board of directors formed a special committee, consisting of Marvin Shrear, Alan Swimmer and Jonathan Trutter (each of whom is an independent director), to determine the subscription price.  The special committee, taking into account the advice of Monarch, our dealer-manager and financial and marketing advisor for the rights offering, considered a number of factors, including the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, general conditions in the securities markets, the need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, the need to offer shares at a price that would be attractive to our investors (including the standby purchasers)  relative to the current trading price of our common stock, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.  In conjunction with its review of these factors, our special committee reviewed our financial and operations history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies.  After consideration of all of these factors, the subscription price was established at a price of $0.62 per full share, which represents a 10% discount to the volume weighted average closing price of our common stock (determined as set forth below) for the 20 consecutive trading days immediately preceding the record date. The subscription price is not necessarily related to our book value, net worth, or any other established criteria of value and may or may not be considered the fair value of our shares of common stock to be offered in the rights offering.  We cannot give any assurance that our common stock will trade at or above the subscription price in any given time period.  The “volume weighted average closing price” for the applicable period is the sum of the product of (x) the closing price on each trading day during the applicable period, multiplied by (y) a fraction, the numerator of which is the trading volume on such trading day and the denominator of which is the total trading volume during the period, for each day during such period.

Am I required to exercise all of the subscription rights I receive in the rights offering?

No.  You may exercise any number of your subscription rights, or you may choose not to exercise any subscription rights.  However, if you choose not to exercise your basic subscription privilege in full, the relative percentage of our shares of common stock that you own will decrease, and your voting and other rights will be diluted.  In addition, if you do not exercise your basic subscription privilege in full, you will not be entitled to participate in the over-subscription privilege.  See “— How many shares of common stock will be outstanding after the rights offering?”

How soon must I act to exercise my subscription rights?

If you received a rights certificate and elect to exercise any or all of your subscription rights, the subscription agent must receive your completed and signed rights certificate and payment prior to the expiration of the rights offering, which is December 22, 2016, at 5:00 p.m., New York City time.  If you hold your shares in the name of a custodian bank, broker, dealer, or other nominee, your custodian bank, broker, dealer, or other nominee may establish a deadline prior to 5:00 p.m., New York City time, on December 22, 2016 by which you must provide it with your instructions to exercise your subscription rights and pay for your shares.

Our board of directors may, in its discretion, extend the rights offering one or more times.  Our board of directors may cancel the rights offering at any time.  In the event that the rights offering is cancelled, all subscription payments received will be returned promptly, without interest or penalty.

Although we will make reasonable attempts to provide this prospectus supplement to holders of subscription rights, the rights offering and all subscription rights will expire at 5:00 p.m., New York City time on December 22, 2016 (unless extended), whether or not we have been able to locate each person entitled to subscription rights.  Although we have the option of extending the expiration of the rights offering, we currently do not intend to do so.

May I transfer my subscription rights?

No.  You may not sell, transfer, or assign your subscription rights to anyone.  Subscription rights will not be listed for trading or quoted on the Nasdaq Capital Market or on any other stock exchange or market.  Rights certificates may only be completed by the stockholder who receives the certificate.

Are we requiring a minimum subscription to complete the rights offering?

There is no minimum subscription requirement in the rights offering.  However, our board of directors reserves the right to cancel the rights offering for any reason, including if the board of directors believes there is insufficient participation by our stockholders.

Can our board of directors extend or cancel the rights offering?

Yes.  We have the option to extend the rights offering and the period for exercising your subscription rights, although we do not presently intend to do so.  Our board of directors may cancel the rights offering at any time for any reason.  In the event that the rights offering is cancelled, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

What will happen if I choose not to exercise my subscription rights?

You will retain your current number of shares of common stock even if you do not exercise your basic subscription rights.  Due to the fact that shares will be purchased by other stockholders and the standby purchasers pursuant to their obligations under the standby purchase agreement, your percentage ownership of our company will be diluted after the completion of the rights offering, unless you exercise your basic subscription privilege.

How do I exercise my subscription rights if I own shares in certificate form?

If you hold shares of our common stock evidenced by one or more share certificates and you wish to participate in the rights offering, you must take the following steps:

•

Deliver payment to the subscription agent; and

•

Deliver your properly completed and signed rights certificate, and any other subscription documents, to the subscription agent.

Please follow the payment and delivery instructions accompanying the rights certificate.  Do not deliver documents to the Company.  You are solely responsible for completing delivery to the subscription agent of your subscription documents, rights certificate, and payment.  We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent so that they are received by the subscription agent by 5:00 p.m., New York City time, on December 22, 2016.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your subscription rights to the full extent possible based on the amount of the payment received, subject to the availability of shares under the over-subscription privilege and the elimination of fractional shares.  Any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty, following the expiration of the rights offering.

What form of payment is required to purchase our common stock?

As described in the instructions accompanying the rights certificate, payments submitted to the subscription agent must be made in full United States currency, in immediately available funds, by:

•

personal check payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, FBO RMG Networks Holding Corporation,” that clears before the expiration date of the rights offering;

•

certified bank check or bank draft payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, FBO RMG Networks Holding Corporation.,” drawn upon a United States bank;

•

postal, telegraphic, or express money order payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, FBO RMG Networks Holding Corporation.”; or

•

wire transfer of immediately available funds to the account maintained by the subscription agent.

Please note that funds paid by uncertified personal checks may take at least five business days to clear.  Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date to ensure that the payment is received and clears before that date.  We also urge you to consider payment by means of a certified check, money order, or wire transfer.

What should I do if I want to participate in the rights offering, but my shares are held in the name of my broker, dealer, custodian bank, or other nominee?

If you hold your shares of common stock in the name of a broker, dealer, custodian bank, or other nominee, then your broker, dealer, custodian bank, or other nominee is the “record holder” of the shares you own.  Thus, you will not receive a rights certificate directly.  The record holder must exercise the subscription rights on your behalf for the shares of common stock you wish to purchase.

If you wish to purchase our shares of common stock through the rights offering, please promptly contact your broker, dealer, custodian bank, or other nominee as record holder of your shares.  We will ask your record holder to notify you of the rights offering.  However, if you are not contacted by your broker, dealer, custodian bank, or other nominee, you should promptly initiate contact with that intermediary.  Your broker, dealer, custodian bank, or other nominee may establish a delivery or notice deadline prior to the 5:00 p.m. New York City time on December 22, 2016, which we established as the expiration date of the rights offering.

When will I receive my new shares?

If you hold physical share certificates and purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a share certificate as soon as practicable after the completion of the rights offering.  Until your share certificate is received, you may not be able to sell the shares of common stock acquired in the rights offering.  If your shares as of the record date were held by a custodian bank, broker, dealer, or other nominee, and you participate in the rights offering, you will not receive share certificates for your new shares.  Your custodian bank, broker, dealer, or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering.

After I send in my payment and rights certificate, may I cancel my exercise of subscription rights?

No.  All exercises of subscription rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your subscription rights.  You should not exercise your subscription rights unless you are certain that you wish to purchase our common stock in the rights offering.

How many shares of common stock will be outstanding after the rights offering?

As of November 29, 2016, 36,882,041 shares of our common stock were issued and outstanding.  Assuming no other transactions by us involving our common stock and no options for our common stock are exercised prior to the expiration of the rights offering, if the rights offering is fully subscribed through the exercise of the subscription rights and/or the standby purchasers acquire all of the shares of common stock not purchased by the holders of subscription rights before the expiration of the rights offering, then an additional 7,741,909 shares of our common stock will be issued and outstanding after the closing of the rights offering, for a total of 44,623,950 shares of common stock outstanding.  As a result of the rights offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted.

How much money will the company receive from the rights offering?

We expect the gross proceeds from the rights offering and the transactions contemplated by the standby purchase agreement to be between $3.5 million and approximately $4.8 million, based on the extent to which our stockholders exercise their subscription rights. After deduction of estimated offering fees and expenses of up to approximately $0.4 million and assuming the rights offering is fully subscribed through the exercise of the subscription rights and/or the standby purchasers acquire all of the shares of common stock not purchased by the holders of subscription rights, we expect to receive net proceeds of at least approximately $4.4 million from the rights offering.  If the minimum amount of gross proceeds is raised from the rights offering and the transactions contemplated by the standby purchase agreement, we expect to receive net proceeds of approximately $3.3 million, after deduction of estimated offering fees and expenses. A number of factors, including the amount of fees we are required pay to our dealer-manager, may have a material impact on the net proceeds we receive from the rights offering.  See “What is the role of Monarch Capital Group, LLC in the rights offering?”

Are there risks in exercising my subscription rights?

Yes.  The exercise of your subscription rights involves risks.  Exercising your subscription rights involves the purchase of additional shares of common stock and should be considered as carefully as you would consider any other equity investment.  Among other things, you should carefully consider the risks described under the headings “Risk Factors” in this prospectus supplement and the documents incorporated by reference in this prospectus supplement.

If the rights offering is not completed, will my subscription payment be refunded to me?

Yes.  The subscription agent will hold all funds it receives in a segregated bank account until completion of the rights offering.  If the rights offering is not completed, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.  If you own shares in “street name,” it may take longer for you to receive payment because the subscription agent will return payments through the record holder of your shares.

How do I exercise my subscription rights if I live outside the United States?

We will not mail this prospectus supplement or the rights certificates to stockholders whose addresses are outside the United States or who have an army post office or foreign post office address.  The subscription agent will hold the rights certificates for their account.  To exercise subscription rights, our foreign stockholders must notify the subscription agent and timely follow the procedures described in “Rights Offering — Foreign Stockholders.”

What fees or charges apply if I purchase shares of common stock?

We are not charging any fee or sales commission to issue subscription rights to you or to issue shares to you if you exercise your subscription rights.  If you exercise your subscription rights through your broker, dealer, custodian bank, or other nominee, you are responsible for paying any fees your nominee may charge you.

What are the material U.S. federal income tax consequences of exercising my subscription rights?

For U.S. federal income tax purposes, you should not recognize income or loss in connection with the receipt or exercise of subscription rights in the rights offering.  You should consult your tax advisor as to your particular tax consequences resulting from the rights offering.  For a more detailed discussion, see “Material U.S. Federal Income Tax Considerations.”

Who is the subscription agent for the rights offering?

The subscription agent for this rights offering is Broadridge Corporate Issuer Solutions, Inc.  The address for delivery to the subscription agent is as follows:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717 (855) 793-5068

What is the role of Monarch Capital Group, LLC in the rights offering?

Under the terms and subject to the conditions contained in our agreement with Monarch, the exclusive dealer-manager and financial and marketing advisor for the rights offering, Monarch will provide transaction structuring and marketing assistance and advice to us in connection with this rights offering.  We have agreed to pay Monarch a fee of 7% of the gross proceeds received by us in this offering from the exercise of the subscription rights, excluding all proceeds received from Donald R. Wilson Jr. or Gregory H. Sachs or parties related to them (including all of the standby purchasers).  We will also reimburse Monarch for its reasonable expenses incurred in connection with this offering.   The precise amount payable to Monarch cannot be determined until the expiration date of the rights offering.  If we pursue more than one transaction, we may also pay a customary monthly financial advisory fee.  We have also agreed to indemnify Monarch and their respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended, or the Securities Act.  Monarch is not an underwriter of, and is not acting as a placement agent for, any of the securities (including the rights) issued in this offering and does not make any recommendation with respect to whether you should exercise the subscription rights or to otherwise invest in the Company.

Whom should I contact if I have other questions?

If you have any questions about the rights offering or wish to request another copy of a document, please contact Broadridge Corporate Issuer Solutions, Inc., the information agent for the rights offering, toll-free at (855) 793-5068.

FOR A MORE COMPLETE DESCRIPTION OF THE RIGHTS OFFERING, PLEASE SEE THE SECTION OF THIS PROSPECTUS SUPPLEMENT CAPTIONED “THE RIGHTS OFFERING”.

RISK FACTORS

Prospective investors should carefully consider the following risk factors, together with the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, in evaluating the Company and its business before purchasing our securities.  In particular, prospective investors should note that this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Exchange Act, and that actual results could differ materially from those contemplated by such statements.  The factors listed below, in the accompanying prospectus and in the documents incorporated by reference herein and therein represent certain important factors which we believe could cause such results to differ.  These factors are not intended to represent a complete list of the general or specific risks that may affect us.  It should be recognized that other risks may be significant, presently or in the future, and the risks set forth below may affect us to a greater extent than indicated.

Risks Relating to this Rights Offering

If you do not exercise all of your subscription rights, you may suffer significant dilution of your percentage ownership of our common stock.

This rights offering is designed to allow all current stockholders to purchase additional shares of common stock at a fixed price to be determined before the rights offering begins and in an amount proportional to the stockholders’ existing interests.  The purpose of this structure is to enable us to raise capital while allowing current stockholders exercising their subscription rights to maintain their relative proportionate voting and economic interest.  Certain of our directors and executive officers may exercise their subscription rights, in full or in part, in this offering.  To the extent that current stockholders do not exercise their subscription rights and shares are purchased by other stockholders who do exercise their subscription privileges in this rights offering or by the standby purchasers pursuant to the standby purchase agreement, the proportionate voting interest of the non-exercising stockholders will be reduced significantly, and the percentage of our expanded equity that their original shares represent after exercise of the subscription rights and any over-subscription rights, as well as consummation of the standby purchase agreement, will be disproportionately diluted (and the percentage of our expanded equity owned by other stockholders, including the standby purchasers, will increase).

The price of our common stock may decline before or after the subscription rights expire.

The market price of our common stock could be subject to significant fluctuations in response to general market conditions, our operating results, changes in earnings estimates by securities analysts or our ability to meet those estimates, publicity regarding our industry in general, and other factors.  Our revenue and operating results may vary significantly as a result of a number of factors, many of which are not in our control.

The occurrence of any of the other risks described in “Risk Factors,” including any substantial sales of our common stock or perception that such sales might occur, could also have a significant and adverse impact on the market price of our common stock.  The stock market in general has experienced extreme volatility that has often been seemingly unrelated to the operating performance of particular companies.  These broad market fluctuations may adversely affect the trading price of our common stock.  In the past, securities class action litigation has often been instituted against companies following periods of volatility in the market price of their securities.  Such litigation could result in substantial costs and a diversion of management’s attention and resources.

We cannot assure you that the public trading market price of our common stock will not decline after you exercise your subscription rights.  If that occurs, you will have committed to buy shares of common stock at a price above the prevailing market price and you will have an immediate unrealized loss.  Moreover, we cannot assure you that, following the exercise of subscription rights, you will be able to sell your shares of common stock at a price equal to or greater than the subscription price.  Until certificates are delivered upon expiration of this rights offering, you may not be able to sell the shares of our common stock that you purchase in this rights offering.  Certificates representing shares of our common stock purchased will be delivered as soon as practicable after expiration of this rights offering.  We will not pay you interest on funds delivered to the subscription agent pursuant to the exercise of rights.

This rights offering may cause the price of our common stock to decrease.

The subscription price, together with the number of shares of common stock we propose to issue and ultimately will issue if this rights offering is completed (or if the standby purchase agreement is consummated), may result in an immediate decrease in the market value of our common stock.  This decrease may continue after the completion of this offering.  If that occurs, you may have committed to buy shares of common stock in the rights offering at a price greater than the prevailing market price.  Further, if a substantial number of rights are exercised and the holders of the shares received upon exercise of those rights choose to sell some or all of those shares, the resulting sales could depress the market price of our common stock.  Following the exercise of your rights you may not be able to sell your common stock at a price equal to or greater than the subscription price.

Once you exercise your subscription rights, you cannot revoke the exercise.

Once you exercise your subscription rights, you cannot revoke the exercise, even if fewer than all of the shares that we are offering are actually purchased.  If we elect to withdraw or terminate this rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest or penalty, any subscription payments.

The subscription price should not be considered as an indication of the present or future value of our company.

Our board of directors considered various capital raising alternatives.  Once it determined to move forward with this rights offering, it formed a special committee to determine the subscription price.  The special committee, taking into account the advice of Monarch, our dealer-manager and financial and marketing advisor for the rights offering, considered a number of factors, including the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, general conditions in the securities markets, the need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, the need to offer shares at a price that would be attractive to our investors relative to the current trading price of our common stock, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.  In conjunction with its review of these factors, our special committee reviewed our financial and operations history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies.  After consideration of all of these factors, the subscription price was established at a price of $0.62 per full share, which represents a 10% discount to the volume weighted average closing price of our common stock for the 20 consecutive trading days immediately preceding the record date. The subscription price is not necessarily related to our book value, net worth, or any other established criteria of value and may or may not be considered the fair value of our shares of common stock to be offered in the rights offering.  We cannot give any assurance that our common stock will trade at or above the subscription price in any given time period, and at any given time, including after the rights offering, our shares of common stock could trade below the subscription price.

If you desire to purchase shares in the rights offering, you must act promptly and follow all subscription instructions.

If you desire to purchase shares in the rights offering, you must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to the expiration date.  If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures, the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received.  Neither we nor the subscription agent undertakes to contact you concerning, or attempt to correct, an incomplete or incorrect subscription form.  We have the sole discretion to determine whether the exercise of your rights properly and timely follows the correct procedures.

There is a risk if you use a personal check to pay for shares purchased in the rights offering.

Any personal check used to pay the subscription price in the rights offering must clear prior to the expiration date, and the clearing process may require five or more business days.  As a result, a personal check used to pay the subscription price may not clear prior to the expiration date, in which event you would not be eligible to exercise your rights.  You may eliminate this risk by paying the subscription price by certified check drawn on a U.S. bank or a U.S. postal money order, or by wire transfer.

The rights are non-transferable and thus there will be no market for them.

You cannot sell or otherwise transfer your rights to anyone else.  We do not intend to list the rights on any securities exchange or include them in any automated quotation system.  Therefore, there will be no market for the rights.

We may cancel the rights offering.

We may unilaterally withdraw or terminate this rights offering in our discretion until the expiration of the rights offering.  If we elect to withdraw or terminate the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest or penalty, any subscription payments.

You may not receive any or all of the amount of shares for which you over-subscribed.

Holders who fully exercise their basic subscription rights will be entitled to subscribe for an additional amount of shares, subject to the rights of the standby purchasers and the limitations described below under “The Rights Offering – Special Limitations on Subscription Amount.”  Over-subscription rights will be allocated pro rata among rights holders who over-subscribed, in proportion to the number of shares of common stock owned by such stockholder on the record date relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege, subject to the limitations described herein.  You may not receive any or all of the amount of shares for which you over-subscribed.  If the pro-rated amount of shares allocated to you in connection with your over-subscription right is less than your over-subscription request, then the excess funds held by the subscription agent on your behalf will be returned to you promptly without interest or deduction and we will have no further obligations to you.

Because our management will have broad discretion over the use of the net proceeds from the rights offering, you may not agree with how we use the proceeds, and we may not invest the proceeds successfully.

While we currently anticipate that we will use the net proceeds of the rights offering for general working capital purposes, our management may allocate portions of the proceeds for other purposes.  Accordingly, you will be relying on the judgment of our management with regard to the use of the proceeds from the rights offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately.  It is possible that proceeds will be invested in a way that does not yield a favorable, or any, return for us.

The standby purchase commitment is subject to certain limitations.

The standby purchasers will purchase any shares of common stock that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges, subject to a maximum amount set forth in the standby purchase agreement.  Therefore, the number of shares that the standby purchasers will purchase, if any, cannot be determined until the completion of the rights offering.

The dealer-manager is not underwriting, nor acting as a placement agent of, the rights or the shares underlying the rights.

Monarch, as the dealer-manager of this rights offering, is not an underwriter, nor acting as a placement agent, of the rights or the shares of common stock issuable upon exercise of the basic subscription or over-subscription rights. Under our agreement with the dealer-manager, Monarch is solely providing transaction structuring and marketing assistance and advice to the Company in connection with this offering. Its services to us in this connection cannot be construed as any assurance that this offering will be successful. Monarch does not make any recommendation with respect to whether you should exercise the basic subscription or over-subscription rights, or to otherwise invest in the Company.

Risks Related to Our Business

We have a history of incurring significant net losses, and our future profitability is not assured.

For the nine months ended September 30, 2016 and 2015, we incurred net losses from continuing operations of approximately $3.5 million and $9.2 million, respectively.  Our operating results for future periods are subject to numerous uncertainties and there can be no assurances that we will be profitable in the foreseeable future, if at all.  If our revenues in a given period are below levels that would result in profitable operation, we may be unable to reduce costs since a significant part of our cost of revenues and operating expenses are fixed, which could materially and adversely affect our business and, therefore, our results of operations and lead to a net loss (or a larger net loss) for that period and subsequent periods.

We may not be able to generate sufficient cash to service our debt obligations.

Effective November 2, 2015, the Borrowers entered into the Loan Agreement with the Bank, pursuant to which the Bank agreed to make the Revolving Facility available to the Borrowers in the principal amount of up to $7.5 million.  The Revolving Facility is secured by a first-priority security interest in substantially all of our assets.  Our ability to make payments on and to refinance our outstanding indebtedness will depend on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control.  We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness.  If our cash flows and capital resources, including any amounts raised in this rights offering (and pursuant to the standby purchase agreement),  are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness.  These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.  If we are unable to make payments or otherwise default on our debt obligations, the lender could foreclose on our assets, which would have a material adverse effect on our business, financial condition and results of operations.

Our outstanding indebtedness requires us to comply with certain financial covenants, the default of which may result in the acceleration of our indebtedness.

The Revolving Facility contains financial and operational covenants, including covenants requiring us to achieve specified levels of consolidated EBITDA.  Failure to comply with these or other covenants in the Revolving Facility would result in an event of default.  In the event of any default under the Revolving Facility, the lenders could elect to declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be immediately due and payable and could foreclose on our assets.

We may require significant amounts of additional financing to execute our business plan and fund our other liquidity needs.  Notwithstanding any amounts raised in this rights offering (including pursuant to the standby purchase agreement), if our future operating results do not meet or exceed our projections or we are unable to raise sufficient funds, we may be unable to continue operations and could be forced to substantially curtail operations or cease operations all together.

As of September 30, 2016, we had approximately $1.1 million in outstanding indebtedness under the Revolving Facility, and approximately $2.4 in unused availability under the Revolving Facility. Unless we are able to increase our revenues or decrease our operating expenses from recent historical run-rate levels, or if we fail to meet any of the financial covenants in the Revolving Facility and are unable to obtain a waiver or an amendment from the Bank to allow us to continue to borrow under the Revolving Facility, we will not be able to fund our operations from current cash flows.  Notwithstanding any new capital raised in this rights offering (including pursuant to the standby purchase agreement), under those circumstances, we may need to pursue one or more alternatives, such as to reduce or delay planned capital expenditures or investments in our business, seek additional financing, sell assets or curtail our operations. Any such actions may materially and adversely affect our future prospects. In addition, we cannot assure you that we will be able to raise additional equity capital or obtain additional financing on commercially reasonable terms or at all

The markets for digital signage and advertising are competitive and we may be unable to compete successfully.

The markets for digital signage are very competitive and we must compete with other established providers.  We compete with larger companies in many of the markets we serve.

We expect existing competitors and new entrants into the markets where we do business to constantly revise and improve their business models, technology, and offerings in light of challenges from us or other companies in the industry.  If we cannot respond effectively to advances by our competitors, our business and financial performance may be adversely affected.

Increased competition may result in new products and services that fundamentally change our markets, reduce prices, reduce margins or decrease our market share.  We may be unable to compete successfully against current or future competitors, some of whom may have significantly greater financial, technical, manufacturing, marketing, sales and other resources than we do.

Our operations are subject to the strength or weakness of our customers’ businesses, and we may not be able to mitigate that risk.

A large percentage of our business is attributable to customers in industries that are sensitive to general economic conditions.  During periods of economic slowdown or during periods of weak business results, our customers often reduce their capital expenditures and defer or cancel pending projects or facilities upgrades.  Such developments occur even among customers that are not experiencing financial difficulties.

Similar slowdowns could affect our customers in the hospitality industry in the wake of terrorist attacks, economic downturns or material changes in corporate travel habits.  In addition, expenditures tend to be cyclical, reflecting economic conditions, budgeting and buying patterns.  Periods of a slowing economy or recession, or periods of economic uncertainty, may be accompanied by a decrease in spending.

Continued weakness in the industries we serve has had, and may in the future have, an adverse effect on sales of our products and our results of operations.  A long term continued or heightened economic downturn in one or more of the key industries that we serve, or in the worldwide economy, could cause actual results of operations to differ materially from historical and expected results.

Furthermore, even in the absence of a downturn in general economic conditions, our customers may reduce the money they spend on our products and services for a number of other reasons, including:

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a decline in economic conditions in an industry we serve;

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a decline in capital spending in general;

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a decision to shift expenditures to competing products;

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unfavorable local or regional economic conditions; or

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a downturn in an individual business sector or market.

Such conditions could have a material and adverse effect on our ability to generate revenue from our products and services, with a corresponding adverse effect on our financial condition and results of operations.

The recent and ongoing global economic uncertainty may adversely impact our business, operating results or financial condition.

As widely reported, financial markets in the U.S., Europe and Asia have experienced extreme disruption since late 2008, and while there has been improvement in recent years, the worldwide economy remains fragile as uncertainty remains regarding when the economy will improve to historical growth levels.  Any return to the conditions that existed during the recent recession or other unfavorable changes in economic conditions, including declining consumer confidence, concerns about inflation or deflation, the threat of another recession, increases in the rates of default and bankruptcy, sovereign credit concerns in Europe and the Middle East, the extended decline in crude oil prices and its effects on Middle Eastern economies and extreme volatility in the credit and equity markets, may lead to decreased demand or delay in payments by our customers or to slowing of their payments to us, and our results of operations and financial condition could be adversely affected by these actions.  These challenging economic conditions also may result in:

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increased competition for fewer industry dollars;

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pricing pressure that may adversely affect revenue and gross margin;

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reduced credit availability and/or access to capital markets;

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difficulty forecasting, budgeting and planning due to limited visibility into the spending plans of current or prospective customers; or

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customer financial difficulty and increased risk of doubtful accounts receivable.

The vote by the U.K. electorate in favor of a U.K. exit from the E.U. could adversely impact our business, results of operations and financial condition.

On June 23, 2016, the U.K. Government held an in-or-out referendum on the U.K.’s membership within the E.U.  The referendum results favored a U.K. exit from the E.U. (“Brexit”) and, as a result a process of negotiation will determine the future terms of the U.K.’s relationship with the E.U.

If the Brexit occurs, we will likely face new regulatory costs and challenges, the scope of which are presently unknown.  Depending on the terms of Brexit, if any, the U.K. could also lose access to the single E.U. market and to the global trade deals negotiated by the E.U. on behalf of its members.  Such a decline in trade could affect the attractiveness of the U.K. as a global investment center and, as a result, could have a detrimental impact on U.K. growth.  Such a decline could also make our doing business in Europe more difficult, which could delay new sales contracts and reduce the scope of such sales contracts.  The uncertainty of the outcome of the Brexit process could also have a negative impact on the U.K. and other European economies.  Although we have an international customer base, we could be adversely affected by reduced growth and greater volatility in the U.K. and European economies.

Currency exchange rates in the British pound and the euro with respect to each other and the U.S. dollar have already been affected by Brexit.  As a significant portion of our revenues are derived from our U.K. operations, further exchange rate fluctuations could adversely affect our business, our results of operations and financial condition.

Our revenues are sensitive to fluctuations in foreign currency exchange rates and are principally exposed to fluctuations in the value of the U.S. dollar, the British pound and the euro.  Changes to U.K. immigration policy could likewise occur as a result of Brexit.  Although the U.K. would likely retain its diverse pool of talent, London’s role as a global center for business may decline, particularly if access to the single E.U. market is interrupted.  Any of the foregoing factors could have a material adverse effect on our business, results of operations or financial condition.

Currency fluctuations may adversely affect our business.

For the nine months ended September 30, 2016, approximately 33% of our revenues were generated outside of the United States.  Accordingly, we receive a significant portion of our revenues in pounds sterling, euros, and other foreign currencies.  However, for financial reporting purposes, we use the U.S. dollar.  To the extent the U.S. dollar strengthens against the pounds sterling and other foreign currencies, the translation of foreign currency denominated transactions will result in reduced revenue, operating expenses and net income for us.  We have not entered into agreements or purchased instruments to hedge our exchange rate risks, although we may do so in the future.  The availability and effectiveness of any hedging transaction may be limited, and we may not be able to successfully hedge our exchange rate risks.

A higher percentage of our sales and profitability occur in the third and fourth quarters.

We sell more of our products in the third and fourth quarters because of traditional technology buying patterns of our customers.  Corporate year end budgets, government buying and regional economics will affect the amount of our products and services that will fit into customers’ budgets late in the year.  Any unanticipated decrease in demand for our products during the third and fourth quarters could have an adverse effect on our annual sales, profitability, and cash flow from operations.  In addition, slower selling cycles during the first and second quarters may adversely affect our stock price.

Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly in the future.

Our quarterly revenues and operating results are difficult to predict and may fluctuate significantly from quarter to quarter.  These fluctuations may cause the market price of our common stock to decline.  We base our planned operating expenses in part on expectations of future revenues, and our expenses are relatively fixed in the short term.  If revenues for a particular quarter are lower than we expect, we may be unable to proportionately reduce our operating expenses for that quarter, which would harm our operating results for that quarter.  In future periods, our revenue and operating results may be below the expectation of analysts and investors, which may cause the market price of our common stock to decline.  Factors that are likely to cause our revenues and operating results to fluctuate include those discussed elsewhere in this section.

Implementation and integration of new products, such as expanding our advertising assets, software, media player and services product portfolios, could harm our results of operations.

A key component of our growth strategy is to develop and market new products.  We may be unable to produce new products and services that meet customers’ needs or specifications.  If we fail to meet specific product specifications requested by a customer, the customer may have the right to seek an alternate source for a product or service or to terminate an underlying agreement.  A failure to successfully meet the specifications of our potential customers could decrease demand or otherwise significantly hinder market adoption of our products and may have a material adverse effect on our business, financial condition or results of operations.

The process of introducing a new product to the market is extremely complex, time consuming and expensive, and will become more complex as new platforms and technologies emerge.  In the event we are not successful in developing a wide range of offerings or do not gain wide acceptance in the marketplace, we may not recoup our investment costs, and our business, financial condition and results of operations may be materially adversely affected.

Shortages of components or a loss of, or problems with, a supplier could result in a disruption in the installation or operation of our products or services.

From time to time, we have experienced delays in manufacturing our products for several reasons, including component delivery delays, component shortages and component quality deficiencies.  Component shortages, delays in the delivery of components and supplier product quality deficiencies may occur in the future.  These delays or problems have in the past and could in the future result in delivery delays, reduced revenues, strained relations with customers and loss of business.  Also, in an effort to avoid actual or perceived component shortages, we may purchase more components than we may otherwise require.  Excess component inventory resulting from over-purchases, obsolescence, installation cancellations or a decline in the demand for our products could result in equipment impairment, which in the past has had and in the future would have a negative effect on our financial results.

We obtain several of the components used in our products from limited sources.  We rarely have guaranteed supply arrangements with our suppliers, and cannot be sure that suppliers will be able to meet our current or future component requirements.  If component manufacturers do not allocate a sufficient supply of components to meet our needs or if current suppliers do not provide components of adequate quality or compatibility, we may have to obtain these components at a higher cost from distributors or on the spot market.  If we are forced to use alternative suppliers of components, we may have to alter our manufacturing processes or solutions offerings to accommodate these components.  Modification of our manufacturing processes or our solutions offerings to use alternative components could cause significant delays and reduce our ability to generate revenues.

The failure of our service providers to provide, install and maintain our equipment could result in service interruptions and damage to our business.

We are and will continue to be significantly dependent upon third-party service providers to provide, install and maintain relevant video display and media player equipment at our installations.  The failure of any third-party provider to continue to perform these services adequately and timely could interrupt our business and damage our relationship with our partners and their relationship with consumers.  Any outage would also impact our ability to deliver on the contracted service levels, which would prevent us from recognizing revenues.

We rely on third parties for data transmission, and the interruption or unavailability of adequate bandwidth for transmission could prevent us from distributing our programming as planned.

We transmit the majority of the content that we provide to our partners and customers using Internet connectivity supplied by a variety of third-party network providers.  We also rely on the networks of some of our partners to transmit content to individual screens.  If we or our partners experience failures or limited network capacity, we may be unable to maintain programming and meet our advertising commitments.  Problems with data transmission may be due to hardware failures, operating system failures or other causes beyond our control.  In addition, there are a limited number of Internet providers with whom we could contract, and we may be unable to replace our current providers on favorable terms, if at all.  If the transmission of data to our partners or customers becomes unavailable, limited due to bandwidth constraints or is interrupted or delayed because of necessary equipment changes, our partner and customer relationships and our ability to obtain revenues from current and new partners and customers could suffer.

Our products often operate on the same network used by our customers for other aspects of their businesses, and we may be held responsible for defects or breakdowns in these networks if it is believed that such defects or breakdowns were caused by our products.

Our products are operated across our customers’ proprietary networks, which are used to operate other aspects of these customers’ businesses.  In these circumstances, any defect or virus that occurs on our products may enter a customer’s network, which could impact other aspects of the customer’s business.  The impact on a customer’s business could be severe, and if we were held responsible, it could have an adverse effect on our customer relationships and on our operating results.

The content we distribute to partners and customers may expose us to liability.

We provide or facilitate the distribution of content for our partners and customers.  This content includes advertising-related content, as well as movie and television content and other media, much of which is obtained from third parties.  As a distributor of content, we face potential liability for negligence, copyright, patent or trademark infringement, or other claims based on the content that we distribute.  We or entities that we license content from may not be adequately insured or indemnified to cover claims of these types or liability that may be imposed on us.

The growth of our business is dependent in part on successfully implementing our international expansion strategy.

Our growth strategy includes expanding our geographic coverage in or into the Asia-Pacific region, Europe and the Middle East.  In many cases, we have limited experience in these regions, and may encounter difficulties due to different technology standards, legal considerations, language barriers, distance and cultural differences.  We may not be able to manage operations in these regions effectively and efficiently or compete effectively in these new markets.  If we do not generate sufficient revenues from these regions to offset the expense of expansion into these regions, or if we do not effectively manage accounts receivable, foreign currency exchange rate fluctuations and taxes, our business and our ability to increase revenues and enhance our operating results could suffer.

Our operations are subject to numerous U.S. and foreign laws, regulations and restrictions affecting our services, solutions, labor and the markets in which we operate, and non-compliance with these laws, regulations and restrictions could have a material adverse effect on our business and financial condition.

Various aspects of our services and solutions offerings are subject to U.S. federal, state and local regulation, as well as regulations outside the United States.  Failure to comply with regulations may result in the suspension or revocation of licenses or registrations, the limitation, suspension or termination of service, and/or the imposition of civil and criminal penalties, including fines which could have a material adverse effect on our business, reputation and financial condition.  In addition, our international business subjects us to numerous U.S. and foreign laws and regulations, including, without limitation, the Foreign Corrupt Practices Act (“FCPA”).  We hold contracts with various instrumentalities of foreign governments, potentially increasing our FCPA compliance risk.  Our failure or the failure of our sales representatives or consultants to comply with these laws and regulations could have a material adverse effect on our business, financial condition and results of operation.  In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our reputation and brands.  Also, in the ordinary course of our business we transfer various types of data to and from Europe.  The European Court of Justice’s invalidation of “Safe Harbor” method of protecting personally identifiable information that originates in the European Union as a mechanism to legitimize cross border data flows increases the risk that our Company, directly or through a third-party service provider that we use, may inappropriately transfer data subject to EU privacy regulation.  Any or all of the foregoing could have a negative impact on our business, financial condition, results of operations, and cash flow.

Our business could be adversely affected if our consumer protection, data privacy and security practices are not adequate, or are perceived as being inadequate, to prevent data breaches, or by the application of consumer protection and data privacy and security laws generally.

In the course of our business, we collect certain personal information that may be considered personally identifiable information (“PII”).  Although we take measures to protect PII from unauthorized access, acquisition, disclosure and misuse, our security controls, policies and practices may not be able to prevent the improper or unauthorized access, acquisition or disclosure of such PII.  In addition, third party vendors and business partners which in the course of our business receive access to PII that we collect also may not prevent data security breaches with respect to the PII we provide them or fully enforce our policies, contractual obligations, and disclosures regarding the collection, use, storage, transfer and retention of personal data.  The unauthorized access, acquisition or disclosure of PII could significantly harm our reputation, compel us to comply with disparate breach notification laws and otherwise subject us to proceedings by governmental entities or others and substantial legal liability.  A perception that we do not adequately secure PII could result in a loss of current or potential consumers and business partners, as well as a loss of anticipated revenues.  Our key business partners also face these same risks with respect to PII they collect and data security breaches with respect to such information could cause reputational hard to them and negatively impact our ability to offer our products and services through their platforms.

In addition, the rate of data privacy, security and consumer protection law-making is accelerating globally, and the interpretation and application of consumer protection and data privacy and security laws in the United States, Europe and elsewhere are often uncertain, contradictory and in flux.  It is possible that these laws may be interpreted or applied in a manner that is adverse to us or otherwise inconsistent with our practices, which could result in litigation, regulatory investigations and potential legal liability or require us to change our practice in a manner adverse to our business.  As a result, our reputation may be harmed, we could incur substantial costs, and we could lose both customers and revenue.

Any failure by us, or our agents to comply with our privacy policies or with other federal, state or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others as well as resulting liability.

Our business could be adversely affected if our cybersecurity practices are inadequate to prevent unauthorized intrusions or theft of data.

We are at risk for interruptions, outages, and breaches of:  (i) operational systems (including business, financial, accounting, product development, consumer receivables, data processing, or manufacturing processes); and/or (ii) our facility security systems.  Such cyber incidents could materially disrupt operational systems; result in loss of trade secrets or other proprietary or competitively sensitive information; compromise personally identifiable information of customers, employees or other; jeopardize the security of our facilities; and/or affect the performance of our customer-facing solutions.  A cyber incident could be caused by malicious third parties using sophisticated, targeted methods to circumvent firewalls, encryption, and other security defenses, including hacking, fraud, trickery, or other forms of deception.  The techniques used by third parties change frequently and may be difficult to detect for long periods of time.  A significant cyber incident could impact production capability, harm our reputation and/or subject us to regulatory actions or litigation.

We are subject to risks related to our international operations.

We currently have direct sales coverage in North America, the United Kingdom, South East Asia and the United Arab Emirates, as well as coverage of emerging markets through distributors, value added resellers and system integrators in Europe, Asia and the Middle East.  Approximately 33% and 35% of our revenue was derived from international markets in the three months ended September 30, 2016 and 2015, respectively, and we hope to expand the volume of the services and solutions that we provide internationally.  Our international operations subject us to additional risks, including:

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uncertainties concerning import and export license requirements, tariffs and other trade barriers;

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restrictions on repatriating foreign profits back to the United States;

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changes in foreign policies and regulatory requirements;

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inadequate intellectual property protection in foreign countries;

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difficulty in enforcing agreements and collections in foreign legal systems;

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changes in, or unexpected interpretations of, intellectual property laws in any country in which we operate;

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difficulties in staffing and managing international operations;

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taxation issues;

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the extended decline in crude oil prices and its effects on Middle Eastern and other economies;

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political, cultural and economic uncertainties; and

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potential disruption due to terrorist threat or action in certain countries in which we operate.

These risks could restrict our ability to provide services to international clients and could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to receive or retain the necessary licenses or authorizations required for us to export or re-export our products, technical data or services, which could have a material adverse effect on our business, financial condition and results of operations.

In order for us to export certain services or solutions, we are required to obtain licenses from the U.S. government.  We cannot be sure of our ability to obtain the U.S. government licenses or other approvals required to export our services and solutions for sales to foreign governments, foreign commercial clients or foreign destinations.  Failure to receive required licenses or authorizations could hinder our ability to export our services and solutions and could harm our business, financial condition and results of operations.  Export transactions may also be subject to the import laws of the importing and destination countries.  If we fail to comply with these import laws, our ability to sell our services and solutions may be negatively impacted which would have a material adverse effect on our business and results of operations.

If we fail to manage our growth effectively, we may not be able to take advantage of market opportunities or execute on expansion strategies.

We continue to strive to expand, our operations into new markets.  The growth in our business and operations has required, and will continue to require, significant attention from management and places a strain on operational systems and resources.  To accommodate this growth, we will need to upgrade, improve or implement a variety of operational and financial systems, procedures and controls, including the improvement of accounting and other internal management systems, all of which require substantial management efforts.

We will also need to continue to expand, train, manage and motivate our workforce, manage our relationships with our customers, and add sales and marketing offices and personnel to service these relationships.  All of these endeavors will require substantial managerial efforts and skill, and incur additional expenditures.  We may not be able to manage our growth effectively and, as a result, may not be able to take advantage of market opportunities, execute on expansion strategies or meet the demands of our customers.

Our strategy to expand our sales and marketing operations and activities may not generate the revenue increases anticipated or such revenue increases may only be realized over a longer period than currently expected.

Building a digital signage solutions customer base and achieving broader market acceptance of our digital signage solutions will depend to a significant extent on our ability to expand our sales and marketing operations and activities.  We plan to expand our direct sales force both domestically and internationally; however, there is significant competition for direct sales personnel with the sales skills and technical knowledge that we require.  Our ability to achieve significant growth in revenue in the future will depend, in large part, on our success in recruiting, training and retaining sufficient numbers of direct sales personnel.  Our business could be harmed if our sales and marketing expansion efforts do not generate a corresponding significant increase in revenue.

We must adapt our business model to keep pace with rapid changes in the visual communications market, including rapidly changing technologies and the development of new products and services.

Providing visual communications solutions is a relatively new and rapidly evolving business, and we will not be successful if our business model does not keep pace with new trends and developments.  If we are unable to adapt our business model to keep pace with changes in the industry, or if we are unable to continue to demonstrate the value of our services to our customers, our business, results of operations, financial condition and liquidity could be materially adversely affected.  Our success is also dependent on our ability to adapt to rapidly changing technology and to make investments to develop new products and services.  Accordingly, to maintain our competitive position and our revenue base, we must continually modernize and improve the features, reliability and functionality of our products and services.  Future technological advances may result in the availability of new service or product offerings or increase in the efficiency of our existing offerings.  Some of our competitors have longer operating histories, larger client bases, longer relationships with clients, greater brand or name recognition, or significantly greater financial, technical, marketing and public relations resources than we do.  As a result, they may be in a position to respond more quickly to new or emerging technologies and changes in customer requirements, and to develop and promote their products and services more effectively than we can.  We may not be able to adapt to such technological changes or offer new products on a timely or cost effective basis or establish or maintain competitive positions.  If we are unable to develop and introduce new products and services, or enhancements to existing products and services, in a timely and successful manner, our business, results of operations, financial condition and liquidity could be materially and adversely affected.

We rely significantly on information systems and any failure, inadequacy, interruption or security failure of those systems could harm our ability to effectively operate our business, harm our net sales, increase our expenses and harm our reputation.

Our ability to effectively serve our customers on a timely basis depends significantly on our information systems.  To manage the growth of our operations, we will need to continue to improve and expand our operational and financial systems, internal controls and business processes; in doing so, we could encounter implementation issues and incur substantial additional expenses.  The failure of our information systems to operate effectively, problems with transitioning to upgraded or replacement systems or a breach in security of these systems could adversely impact financial accounting and reporting, efficiency of our operations and our ability to properly forecast earnings and cash requirements.  We could be required to make significant additional expenditures to remediate any such failure, problem or breach.  Such events may have a material adverse effect on us.

Our current or future internet-based operations may be affected by our reliance on third-party hardware and software providers, technology changes, risks related to the failure of computer systems that operate our internet business, telecommunications failures, electronic break-ins and similar disruptions.  Furthermore, our ability to conduct business on the internet may be affected by liability for online content, patent infringement and state and federal privacy laws.  In addition, we may now and in the future implement new systems to increase efficiencies and profitability.  To manage growth of our operations and personnel, we will need to continue to improve and expand our operational and financial systems, internal controls and business processes.  When implementing new or changing existing processes, we may encounter transitional issues and incur substantial additional expenses.

Experienced computer programmers and hackers, or even internal users, may be able to penetrate our network security and misappropriate our confidential information or that of third parties, including our customers, create system disruptions or cause shutdowns.  In addition, employee error, malfeasance or other errors in the storage, use or transmission of any such information could result in a disclosure to third parties outside of our network.  As a result, we could incur significant expenses addressing problems created by any such inadvertent disclosure or any security breaches of its network.  Any compromise of customer information could subject us to customer or government litigation and harm our reputation, which could adversely affect our business and growth.

We may not obtain sufficient patent protection for our systems, processes and technology, which could harm our competitive position and increase our expenses.

Our success and ability to compete depends in some regard upon the protection of our proprietary technology.  As of September 30, 2016, we held four issued patents in the United States.  Any patents issued may provide only limited protection for our technology and the rights that may be granted under any future issued patents may not provide competitive advantages to us.  Also, patent protection in foreign countries may be limited or unavailable where we need this protection.  Competitors may independently develop similar technologies, design around our patents or successfully challenge any issued patent that we hold.

We rely upon trademark, copyright and trade secret laws and contractual restrictions to protect our proprietary rights, and if these rights are not sufficiently protected, our ability to compete and generate revenues could be harmed.

We rely on a combination of trademark, copyright and trade secret laws, and contractual restrictions, such as confidentiality agreements and licenses, to establish and protect our proprietary rights.  Our ability to compete and expand our business could suffer if these rights are not adequately protected.  We seek to protect our source code for our software, design code for our advertising network, documentation and other written materials under trade secret and copyright laws.  We license our software under signed license agreements, which impose restrictions on the licensee’s ability to utilize the software.  We also seek to avoid disclosure of our intellectual property by requiring employees and consultants with access to our proprietary information to execute confidentiality and invention assignment agreements.  The steps taken by us to protect our proprietary information may not be adequate to prevent misappropriation of our technology.  Our proprietary rights may not be adequately protected because:

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laws and contractual restrictions may not prevent misappropriation of our technologies or deter others from developing similar technologies; and

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policing unauthorized use of our products and trademarks is difficult, expensive and time-consuming, and we may be unable to determine the extent of any unauthorized use.

The laws of certain foreign countries may not protect the use of unregistered trademarks or our proprietary technologies to the same extent as do the laws of the United States.  As a result, international protection of our image may be limited and our right to use our trademarks and technologies outside the United States could be impaired.  Other persons or entities may have rights to trademarks that contain portions of our marks or may have registered similar or competing marks for digital signage in foreign countries.  There may also be other prior registrations of trademarks identical or similar to our trademarks in other foreign countries.  Our inability to register our trademarks or technologies or purchase or license the right to use the relevant trademarks or technologies in these jurisdictions could limit our ability to penetrate new markets in jurisdictions outside the United States.

We have not registered copyrights for many of our software, written materials or other copyrightable works.  The United States Copyright Act automatically protects all of our copyrightable works, but, without registration, we cannot enforce those copyrights against infringers or seek certain statutory remedies for any such infringement.  Preventing others from copying our products, written materials and other copyrightable works is important to our overall success in the marketplace.  In the event we decide to enforce any of our unregistered copyrights against infringers, we will first be required to register the relevant copyrights, and we cannot be sure that all of the material for which we seek copyright registration would be registrable, in whole or in part, or that, once registered, we would be successful in bringing a copyright claim against any such infringers.

Litigation may be necessary to protect our trademarks and other intellectual property rights, to enforce these rights or to defend against claims by third parties alleging that we infringe, dilute or otherwise violate third-party trademark or other intellectual property rights.  Any litigation or claims brought by or against us, whether with or without merit, or whether successful or not, could result in substantial costs and diversion of our resources, which could have a material adverse effect on our business, financial condition, results of operations or cash flows.  Any intellectual property litigation or claims against us could result in the loss or compromise of our intellectual property rights, could subject us to significant liabilities, require us to seek licenses on unfavorable terms, if available at all or prevent us from manufacturing or selling certain products, any of which could have a material adverse effect on our business, financial condition, results of operations or cash flows.

We may face intellectual property infringement claims that could be time-consuming, costly to defend and result in its loss of significant rights.

Other parties may assert intellectual property infringement claims against us, and our products may infringe the intellectual property rights of third parties.  From time to time, we receive letters alleging infringement of intellectual property rights of others.  We may also initiate claims against third parties to defend our intellectual property.  Intellectual property litigation is expensive and time-consuming and could divert management’s attention from our core business.  If there is a successful claim of infringement against us, we may be required to pay substantial damages to the party claiming infringement, develop non-infringing technology or enter into royalty or license agreements that may not be available on acceptable terms, if at all.  Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis could harm our business.  Also, we may be unaware of filed patent applications that relate to our products.  Parties making infringement claims may be able to obtain an injunction, which could prevent us from operating portions of our business or using technology that contains the allegedly infringing intellectual property.  Any intellectual property litigation could adversely affect our business, financial condition or results of operations.

We depend on key executive management and other key personal, and may not be able to retain or replace these individuals or recruit additional personnel, which could harm our business.

We depend on the leadership and experience of our key executive management, as well as other key personnel with specialized industry, sales and technical knowledge and/or industry relationships.  Because of the intense competition for these employees, particularly in certain of the metropolitan areas in which we operate, we may be unable to retain our management team and other key personnel and may be unable to find qualified replacements if their services were no longer available to us.  Most of our key employees are employed on an “at will” basis and we do not have key-man life insurance covering any of our employees.  The loss of the services of any of our executive management members or other key personnel could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all.

Our facilities are located in areas that could be negatively impacted by natural disasters.

Our business operations depend on our ability to maintain and protect our facilities, computer systems and personnel, which are primarily located in Addison, Texas.  In addition, we manage our networks from our headquarters in Addison.  Addison is located in an area that experiences frequent severe weather, including tornadoes.  Should a tornado, war, terrorist act or other catastrophe, such as fires, floods, power loss, communication failure or similar events, disable our facilities, our operations would be disrupted.  While we have developed a backup and recovery plan, such plan may not ultimately prove effective.

Changes in government regulation could require us to change our business practices and expose us to legal action.

The Federal Communications Commission, or the FCC, has broad jurisdiction over the telecommunications industry in the United States, and the governments of other nations have regulatory bodies performing similar functions.  FCC licensing, program content and related regulations generally do not currently affect us.  However, the FCC or analogous agencies in other countries could promulgate new regulations that impact our business directly or indirectly or interpret existing laws in a manner that would cause us to incur significant compliance costs or force us to alter our business strategy.

FCC (and similar foreign agency) regulations also affect many of our content providers and, therefore, these regulations may indirectly affect our business.  In addition, the industries in which we provide service are subject to regulation by the Federal Trade Commission, the Food and Drug Administration and other federal and state agencies, and to review by various civic groups and trade organizations.  New laws or regulations governing our business or the industries we serve could substantially harm our business.

We may also be required to obtain various regulatory approvals from local, state or national governmental bodies.  We may not be able to obtain any required approvals, and any approval may be granted on terms that are unacceptable to us or that adversely affect our business.

Changes in regulations relating to Wi-Fi networks or other areas of the Internet may require us to alter our business practices or incur greater operating expenses.

A number of regulations, including those referenced below, may impact our business as a result of our use of Wi-Fi networks.  The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, liability for distributing materials that infringe copyrights or other rights.  Portions of the Communications Decency Act are intended to provide statutory protections to online service providers who distribute third-party content.  The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors.  The costs of compliance with these regulations, and other regulations relating to our Wi-Fi networks or other areas of our business, may be significant.  The manner in which these and other regulations may be interpreted or enforced may subject us to potential liability, which in turn could have an adverse effect on our business, financial condition or results of operations.  Changes to these and other regulations may impose additional burdens on us or otherwise adversely affect our business and financial results because of, for example, increased costs relating to legal compliance, defense against adverse claims or damages, or the reduction or elimination of features, functionality or content from our Wi-Fi networks.  Likewise, any failure on our part to comply with these and other regulations may subject us to additional liabilities.

We may not realize the anticipated benefits of future acquisitions or investments.

We have grown our businesses in part through acquisitions.  For example, AFS Message-Link and Dacon, Ltd. are companies that Symon purchased in 2006 and 2008, respectively.  AFS Message-Link allowed Symon to enter the hospitality digital markets as a key industry participant, and Symon’s acquisition of Dacon, a company based in the United Kingdom, expanded Symon’s contact center market presence and its base of large resellers.  As part of our business strategy, we intend to make future acquisitions of, or investments in, technologies, products and businesses that we believe could complement or expand our business, enhance our technical capabilities or offer growth opportunities.  However, we may be unable to identify suitable acquisition candidates in the future or make these acquisitions on a commercially reasonable basis, or at all.  In addition, we may spend significant management time and resources in analyzing and negotiating acquisitions or investments that do not come to fruition.  These resources could otherwise be spent on our own customer development, marketing and customer sales efforts and research and development.

Any future acquisitions and investments we may undertake, subject us to various risks, including:

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failure to transition key customer relationships and sustain or grow sales levels, particularly in the short-term;

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loss of key employees related to acquisitions;

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inability to successfully integrate acquired technologies or operations;

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failure to realize anticipated synergies in sales, marketing and distribution;

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diversion of management’s attention;

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adverse effects on our existing business relationships;

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potentially dilutive issuances of equity securities or the incurrence of debt or contingent liabilities;

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expenses related to amortization of intangible assets and potential write-offs of acquired assets; and

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the inability to recover the costs of acquisitions.

Risks Related to Our Common Stock

The concentration of our capital stock ownership with insiders will likely limit your ability to influence corporate matters.

As of the record date, the standby purchasers, which together with other persons (including Donald R. Wilson, Jr.) who may be related to, or deemed to be part of a “group” (within the meaning of Section 13(d) under the Exchange Act) with, the standby purchasers beneficially owned approximately 38% of our outstanding common stock, and Gregory H. Sachs, our Executive Chairman, and affiliated entities beneficially owned approximately 26% of our outstanding common stock.  In addition, the beneficial ownership percentages of these persons and entities may increase as a result of the rights offering, to the extent that other stockholders do not fully exercise their subscription rights. As a result, these persons and entities have the ability to exercise control over most matters that require approval by our stockholders, including the election of directors and approval of significant corporate transactions.  Corporate action might be taken even if other stockholders oppose them.  This concentration of ownership might also have the effect of delaying or preventing a change in control of our company that other stockholders may view as beneficial.

We have received a delisting notice from Nasdaq and there can be no assurance that our securities will continue to be listed on Nasdaq.

On September 19, 2016 we received a written notice from Nasdaq indicating that we were not in compliance with the Nasdaq Listing Rule which requires us to maintain a minimum bid price of $1.00 per share, and providing us with a period of 180 calendar days from September 20, 2016 to regain compliance by maintaining a minimum bid price of $1.00 per share for at least ten consecutive business days.  If at any time before that date, the closing bid price of our common stock is at least $1.00 per share for at least ten consecutive business days, we will regain compliance with the price requirement.  If we do not regain compliance prior to the expiration of such 180-day period, an additional 180 days may be granted to regain compliance so long as we meet the Nasdaq Capital Market initial listing criteria (other than the minimum bid price requirement).  We intend to continue to monitor the bid price of our common stock.  If our common stock does not trade at a level that is likely to regain compliance with the Nasdaq requirements, our board of directors may consider other options that may be available to achieve compliance.  We have received approval from our stockholders to carry out a reverse stock split, if deemed appropriate by our board of directors; however, a reverse stock split could have negative implications.  Such a reverse stock split must be completed by December 21, 2016 or we would need to again seek stockholder approval.  We cannot assure you that we will be able to demonstrate compliance by March 20, 2016, in which case our common stock may then be subject to delisting.

If our common stock is delisted from Nasdaq, it would likely trade only on the over-the-counter market (the “OTC”).  If our common stock were to trade on the OTC, selling our common stock could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage may be reduced.  In addition, in the event our common stock is delisted, broker-dealers transacting in our common stock would be subject to certain additional regulatory burdens, which may discourage them from effecting transactions in our common stock, thus further limiting the liquidity of our common stock and potentially resulting in lower prices and larger spreads in the bid and ask prices for our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 requires substantial financial and management resources.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and, if and when we are no longer a “smaller reporting company,” will require that we have such system of internal controls audited.  If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or Stockholder litigation.  Any inability to provide reliable financial reports could harm our business.  Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations.  Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

We may issue additional shares of our common stock or other equity securities, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.  This might have an adverse effect on the market price of our common stock.

We may finance the execution of our business plan or generate additional working capital through additional equity financings.  Therefore, subject to the rules of the Nasdaq, we may issue additional shares of our common stock, preferred stock, warrants and other equity securities of equal or senior rank, with or without stockholder approval, in a number of circumstances from time to time.  The issuance by us of shares of our common stock, preferred stock, warrants or other equity securities of equal or senior rank may have the following effects:

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a decrease in the proportionate ownership interest in us held by our existing stockholders;

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the relative voting strength of each previously outstanding share of common stock may be diminished; and

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the market price of our common stock or warrants may decline.

In addition, outstanding warrants to purchase an aggregate of 9,649,318 shares of common stock are currently exercisable.  These warrants would only be exercised if the per share exercise price (currently $11.50, but subject to adjustment as a result of the rights offering) is below the market price of our common stock.  To the extent they are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market.

Provisions in our charter documents and Delaware law may discourage or delay an acquisition that stockholders may consider favorable, which could decrease the value of our common stock.

Our certificate of incorporation, our bylaws, and Delaware corporate law contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors.  These provisions include those that:  authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series without a stockholder vote; limit stockholders’ ability to call special meetings; establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and provide for staggered terms for our directors.  In addition, in certain circumstances, Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock.

We have not paid cash dividends to our shareholders and currently have no plans to pay future cash dividends.

We plan to retain earnings to finance future growth and have no current plans to pay cash dividends to shareholders.  In addition, our credit facility restricts our ability to pay dividends.  Because we have not paid cash dividends, holders of our securities will experience a gain on their investment in our securities only in the case of an appreciation of value of our securities.  You should neither expect to receive dividend income from investing in our securities nor an appreciation in value.

USE OF PROCEEDS

We expect the gross proceeds from the rights offering and the transactions contemplated by the standby purchase agreement to be between $3.5 million and approximately $4.8 million, based on the extent to which our stockholders exercise their subscription rights. After deduction of estimated offering fees and expenses of up to approximately $0.4 million and assuming the rights offering is fully subscribed through the exercise of the subscription rights and/or the standby purchasers acquire all of the shares of common stock not purchased by the holders of subscription rights, we expect to receive net proceeds of at least approximately $4.4 million from the rights offering.  If the minimum amount of gross proceeds is raised from the rights offering and the transactions contemplated by the standby purchase agreement, we expect to receive net proceeds of approximately $3.3 million, after deduction of estimated offering fees and expenses.   Certain of our directors and executive officers may subscribe in this rights offering; however, we do not currently know the number of shares such directors and executive officers will obtain upon exercise of the rights, and thus we are unable to determine the gross proceeds, if any, we will receive from subscriptions by our directors and executive officers.

We intend to use the net proceeds of the rights offering for general working capital purposes.

THE RIGHTS OFFERING

The Subscription Rights

We are distributing, at no cost to our stockholders, non-transferable subscription rights to stockholders that owned shares of our common stock at the close of business on November 29, 2016, the record date.  We will issue to you 0.20991 of a subscription right for each share of common stock that you owned at the close of business on November 29, 2016.  You will not receive fractional subscription rights during the rights offering, but instead we will round your number of subscription rights down to the nearest whole number.  Each subscription right will entitle you to purchase one share of common stock for $0.62.

The rights will expire at 5 p.m., New York City time, on December 22, 2016, unless we decide to extend this rights offering for up to 30 days in the aggregate.  If you do not exercise your subscription rights prior to that time, your subscription rights will expire and be null and void.  We will not be required to issue shares of common stock to you if the subscription agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described below.

If we elect to extend the expiration of the rights offering, we will issue a press release announcing such extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration of the rights offering.

Basic Subscription Rights

Each whole subscription right will entitle you to purchase one share of common stock at a price of $0.62 per share.  You will receive certificates representing the shares that you purchase pursuant to your basic subscription privilege as soon as practicable after the expiration date of the rights offering, irrespective of whether you exercise your subscription rights immediately prior to that date or earlier.  When you send in your subscription certificate, you must send the full purchase price for the number of shares that you have requested to purchase through your basic subscription privilege.

Limitations on the amount of shares of our common stock that may be subscribed for pursuant to your basic subscription privilege and over-subscription privilege are described below under the heading “— Special Limitations on Subscription Amount.

Oversubscription Rights

In the event that you purchase all of the shares of common stock available to you pursuant to your basic subscription privilege, you may also choose to purchase a portion of our shares of common stock that are not purchased by other stockholders through the exercise of their basic subscription privileges, to the extent available following the purchase of certain shares by the standby purchasers pursuant to the standby purchase agreement described herein, and subject to our right to limit the exercise of any rights as described below.  Pursuant to your over-subscription privilege, you may over-subscribe.  If sufficient shares of common stock are available, we will seek to honor the over-subscription requests in full.  If, however, over-subscription requests exceed the number of shares of common stock available, we will allocate the available shares of common stock pro rata among the stockholders exercising the over-subscription privilege in proportion to the number of shares of common stock owned by such stockholder on the record date, relative to the number of shares owned on the record date by all stockholders exercising the over-subscription privilege.  If this pro rata allocation results in any stockholder receiving a greater number of shares of common stock than the stockholder subscribed for pursuant to the exercise of the over-subscription privilege, then such stockholder will be allocated only that number of shares for which the stockholder oversubscribed, and the remaining shares of common stock will be allocated among all other stockholders exercising the over-subscription privilege on the same pro rata basis described above.  The proration process will be repeated until all shares of common stock have been allocated. In light of the standby purchasers’ rights to purchase unsubscribed shares before shares are allocated to stockholders that have exercised the over-subscription privilege, the standby purchasers have agreed, pursuant to the standby purchase agreement, not to exercise their oversubscription rights in connection with the rights offering.

In order to properly exercise your over-subscription privilege, you must deliver the subscription payment related to your over-subscription privilege prior to the expiration of the rights offering.  Because we will not know the total number of unsubscribed shares prior to the expiration of the rights offering, if you wish to maximize the number of shares you purchase pursuant to your over-subscription privilege, you will need to deliver payment in an amount equal to the aggregate subscription price for the maximum number of our shares of common stock that may be available to you.

We can provide no assurances that you will actually be entitled to purchase the number of shares issuable upon the exercise of your over-subscription privilege in full at the expiration of the rights offering.  We will not be able to satisfy your exercise of the over-subscription privilege if all of our stockholders exercise their basic subscription privileges in full, and we will only honor an over-subscription privilege to the extent a sufficient amount of our shares of common stock are available following the exercise of subscription rights under the basic subscription privileges and the allocation of shares to the standby purchasers pursuant to the standby purchase agreement.  In addition, limitations on the amount of common stock that may be subscribed for pursuant to the exercise of subscription rights are described below under the heading “Special Limitations on Subscription Amount.”

Standby Commitment

In connection with the rights offering, we have separately entered into a standby purchase agreement with the standby purchasers, which collectively own approximately 33.5% of our outstanding common stock (not taking into account an aggregate of 2,533,333 shares of our common stock underlying warrants owned by one of the standby purchasers). Pursuant to the standby purchase agreement, subject to certain conditions, each standby purchaser has agreed to acquire from us, at the same subscription price offered to our stockholders in the rights offering, its pro rata portion of up to a maximum of 5,645,161 shares of common stock that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges. In particular, each standby purchaser has agreed that, (A) if the rights offering is not fully subscribed for pursuant to the basic subscription privilege, prior to the allocation of any shares pursuant to the over-subscription privileges,  it will purchase its pro rata portion of the lesser of (i) the number of shares offered in the Rights Offering but not subscribed for pursuant to the basic subscription privileges or (ii) (x) 4,645,161shares (equaling approximately $2.88 million divided by the per share subscription price), less (y ) the number of shares, if any, subscribed for by the standby purchasers and any of their affiliates pursuant to the exercise of the basic subscription rights, and (B) if as a result of the exercise of the basic subscription rights, the foregoing purchases by the standby purchasers and the exercise of the over-subscription privilege by other stockholders, the gross proceeds to us would be less than approximately $4.8 million, the standby purchasers have agreed to buy additional shares such that we receive approximately $4.8 million in gross proceeds but in no event, will the standby purchasers acquire more than $3.5 million in aggregate shares of common stock (including any shares acquired by the standby purchasers pursuant to the exercise of their basic subscription rights and any unsubscribed shares purchased by the standby purchasers prior to the allocation of unsubscribed shares to other stockholders that exercise their oversubscription privilege). If the rights offering is fully subscribed directly by stockholders then the standby purchasers will not purchase any of our shares pursuant to the standby purchase agreement. By providing us with this commitment, we will be certain to raise at least $3.5 million from the offering, subject to the closing of the standby purchase arrangement and satisfaction of the conditions relating thereto.

If the rights offering is fully subscribed by stockholders through the exercise of basic subscription privileges, the standby purchasers will not purchase any of our shares pursuant to the standby purchase agreement.  If none of our stockholders exercise their basic subscription privileges, a total of 5,645,161 shares of common stock would be issuable to the standby purchasers, assuming the conditions to the closing of the standby purchases were satisfied.

Each standby purchaser has represented in the standby purchase agreement that it is an accredited investor and that it is acquiring shares of common stock pursuant to the standby purchase agreement for its own account, as principal, and with no present intention of participating, directly or indirectly, in a distribution of the standby shares so acquired in violation of the Securities Act.  In addition, the standby purchasers have agreed to a lock-up arrangement pursuant to which they agreed not to transfer or dispose of the shares purchased pursuant to their standby commitment, including by means of any hedging or short sale transactions, for a period of six months following the closing of the rights offering, subject to customary exceptions The standby purchasers may, however, assign their rights to purchase shares under the standby purchase agreement to their respective affiliates and to one or more other standby purchasers.

We have agreed in the standby purchase agreement to enter into a registration rights agreement with the standby purchasers, prior to the closing of the standby purchase arrangements and in form and substance reasonably satisfactory to the standby purchasers, pursuant to which we will agree to, as soon as practicable following the closing of the standby purchase arrangements, register all of the shares held by the standby purchasers and their affiliates.  We have also agreed in the standby purchase agreement to indemnify the standby purchasers and their affiliates from any losses they may incur arising out of or related to the rights offering, the standby purchase arrangements or related matters, subject to certain exceptions.

The standby purchase agreement is subject to customary closing conditions, including the consummation of the rights offering, the absence of any material adverse effect on the financial condition, business, properties, assets or prospects of the Company, and our execution and delivery to the standby purchasers of the registration rights agreement described above. The standby purchasers may terminate the standby purchase agreement if we materially breach any of our representations, warranties, covenants or obligations under the standby purchase agreement and fail to cure such breach within five days of receiving written notice, or in the event of an incurable failure of a condition to close the standby purchase agreement that cannot be unilaterally waived by us.

Director and Executive Officer Participation

We expect that certain of our directors and executive officers will exercise their subscription rights in the rights offering.  However, because we have no formal commitments from them to participate in the rights offering, there can be no assurance that our directors or executive officers will ultimately purchase any shares in this rights offering.  In particular, Gregory H. Sachs, the Executive Chairman of our Board of Directors; Robert Michelson, our Chief Executive Officer and a director; and Jana Ahlfinger Bell, our Executive Vice President and Chief Financial Officer, have advised us that they intend to participate in the rights offering although they have not entered into any agreement to do so. The purchase price paid by them will be $0.62 per share, the same paid by all other persons who purchase shares of our common stock in the rights offering.

Although certain of our directors may be investing his own money in the rights offering, our board of directors is making no recommendation regarding your exercise of the subscription rights.  Stockholders, including our directors, who exercise subscription rights risk investment loss on their investment.  We cannot assure you that the market price for our common stock will be above the subscription price or that anyone purchasing shares at the subscription price will be able to sell those shares in the future at the same price or a higher price.  You are urged to make your decision based on your own assessment of our business and the rights offering.  Please see “Risk Factors” for a discussion of some of the risks involved in exercising the subscription rights and investing in our common stock.

Special Limitations on Subscription Amount

To the extent the aggregate subscription price of the maximum number of shares available to you pursuant to your subscription rights is less than the amount you actually paid in connection with the exercise of your subscription rights, you will be allocated only the number of shares available to you, and any excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.  To the extent the amount you actually paid in connection with the exercise of your subscription rights is less than the aggregate subscription price of the maximum number of shares available to you pursuant to your subscription rights, you will be allocated the number of shares for which you actually paid in connection with the exercise of your subscription rights.

Our ability to utilize our net operating loss tax carry-forwards, or NOLs, would be substantially reduced if we were to undergo an ownership change within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended, or the Code.  Accordingly, we have the right, in our sole and absolute discretion, to limit the exercise of the rights, including instructing the subscription agent to refuse to honor any exercise of rights, by 5% stockholders or stockholders who would become 5% holders upon exercise of their rights, to avoid endangering the availability of our NOLs under Section 382 of the Code.  The foregoing limitations do not apply to purchases by the standby purchasers pursuant to the standby purchase agreement.  The total number of shares of our common stock to be outstanding upon completion of the offering, assuming the offering is fully subscribed, would increase by approximately 21% and would be approximately 44,623,950 shares.

Delivery of Common Stock Acquired in the Rights Offering

If you hold physical share certificates and purchase shares in the rights offering by submitting a rights certificate and payment, we will mail you a share certificate as soon as practicable after the completion of the rights offering.  Until your share certificate is received, you may not be able to sell the shares of common stock acquired in the rights offering.  If your shares as of the record date were held by a custodian bank, broker, dealer, or other nominee, and you participate in the rights offering, you will not receive share certificates for your new shares.  Your custodian bank, broker, dealer, or other nominee will be credited with the shares of common stock you purchase in the rights offering as soon as practicable after the completion of the rights offering.  The subscription agent will arrange for issuance through DTC of shares subscribed for by or through DTC participants.

Reasons for the Rights Offering

In authorizing the rights offering, the board of directors carefully evaluated our need for liquidity, financial flexibility and additional capital.  The board of directors also considered several alternative capital raising methods prior to concluding that the rights offering was the appropriate alternative under the circumstances.

We intend to use the net proceeds of the rights offering, together with proceeds from the standby purchasers, for general working capital purposes.  We believe that the rights offering will strengthen our financial condition by generating additional cash and increasing our stockholders’ equity.  Although we believe that the rights offering will strengthen our financial condition, our board of directors is making no recommendation regarding your exercise of the subscription rights.

Effect of Rights Offering on Existing Stockholders

As of November 29, 2016, 36,882,041 shares of our common stock were issued and outstanding.  Assuming no other transactions by us involving our common stock and no options or warrants for our common stock are exercised prior to the expiration of the rights offering, if the rights offering is fully subscribed through the exercise of the subscription rights and/or the standby purchasers acquire all of the shares of common stock not purchased by the holders of subscription rights before the expiration of the rights offering, then an additional 7,741,909 shares of our common stock will be issued and outstanding after the closing of the rights offering, for a total of 44,623,950 shares of common stock outstanding.  As a result of the rights offering, the ownership interests and voting interests of the existing stockholders that do not fully exercise their basic subscription privileges will be diluted.

No Fractional Subscription Privileges or Shares

We will not issue fractional basic subscription privileges, over-subscription privileges, or shares.  When determining your basic subscription privileges, we will round the number of subscription rights you are to receive down to the nearest whole number to eliminate fractional subscription privileges.  No stockholder may exercise anything but whole number subscription rights to eliminate the issuance of fractional shares.

Method of Exercising Subscription Rights

The exercise of subscription rights is irrevocable and may not be cancelled or modified.  You may exercise your subscription rights as follows:

Subscription by Registered Holders

If you hold certificates of our common stock, the number of rights you may exercise pursuant to the basic subscription privilege is indicated on the enclosed rights certificate.  You may exercise your subscription rights by properly completing and executing the rights certificate and forwarding it, together with your full subscription payment, to the subscription agent at the address set forth below under “— Subscription Agent,” prior to the expiration of the rights offering.

Subscription by Beneficial Owners

If you are a beneficial owner of our shares of common stock that are registered in the name of a broker, dealer, custodian bank, or other nominee, you will not receive a rights certificate.  Instead, 0.20991 of a subscription right will be issued to the nominee record holder for each share of our common stock that you own at the record date.  If you are not contacted by your broker, dealer, custodian bank, or other nominee, you should promptly contact your broker, dealer, custodian bank, or other nominee in order to subscribe for our common stock in the rights offering.

If you hold your shares of common stock in the name of a broker, dealer, custodian bank or other nominee, your nominee will exercise the subscription rights on your behalf in accordance with your instructions.  Your nominee may establish a deadline that may be before the 5:00 p.m., New York City time, December 22, 2016 expiration date that we have established for the rights offering.

Subscription Price

Our board of directors initially considered various capital raising alternatives.  Once it determined to move forward with this rights offering, it formed a special committee to determine the subscription price.  The special committee, taking into account the advice of Monarch, our dealer-manager and financial and marketing advisor for the rights offering, considered a number of factors, including the price at which our stockholders might be willing to participate in the rights offering, historical and current trading prices for our common stock, general conditions in the securities markets, the need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock, the level of risk to our investors, the need to offer shares at a price that would be attractive to our investors relative to the current trading price of our common stock, and the desire to provide an opportunity to our stockholders to participate in the rights offering on a pro rata basis.  In conjunction with its review of these factors, our special committee reviewed our financial and operations history and prospects, including our past and present earnings, our prospects for future earnings, our current financial condition and regulatory status, and a range of discounts to market value represented by the subscription prices in various prior rights offerings of public companies.  After consideration of all of these factors, the subscription price was established at a price of $0.62 per full share, which represents a 10% discount to the volume weighted average closing price of our common stock for the 20 consecutive trading days immediately preceding the record date. The subscription price is not necessarily related to our book value, net worth, or any other established criteria of value and may or may not be considered the fair value of our common stock to be offered in the rights offering.

We cannot assure you that the market price of our common stock will not decline during or after the rights offering.  We also cannot assure you that you will be able to sell shares of common stock purchased during the rights offering at a price equal to or greater than the subscription price.  We urge you to obtain a current quote for our common stock before exercising your subscription rights.

Payment Method

As described in the instructions accompanying the rights certificate, payments must be made in full in United States currency, in immediately available funds, by:

•

personal check payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, FBO RMG Networks Holding Corporation.,” that clears before the expiration date of the rights offering;

•

certified bank check or bank draft payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, FBO RMG Networks Holding Corporation.,” drawn upon a United States bank;

•

postal, telegraphic, or express money order payable to “Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent, FBO RMG Networks Holding Corporation.”; or

•

wire transfer of immediately available funds to the account maintained by the subscription agent.

Payment received after the expiration of the rights offering may not be honored, and the subscription agent will return your payment to you promptly, without interest or penalty.  Please note that funds paid by uncertified personal check may take at least five business days to clear.  Accordingly, if you wish to pay by means of an uncertified personal check, we urge you to make payment sufficiently in advance of the expiration date, to ensure that the payment is received and clears before that date.  We also urge you to consider payment by means of a certified check, money order, or wire transfer.

If you make payment for basic subscription rights and over-subscription rights through wire transfer, you should use the following wire instructions:

ABA/Routing number: 123000848

Bank: U.S. Bank

800 Nicollet Mall

Minneapolis, MN 55402 United States

Beneficiary Account Name: Broadridge

Account Number: 153910728465

You should read and follow the delivery and payment instructions accompanying the rights certificate.  DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US.  We will not consider your subscription received until the subscription agent has received delivery of a properly completed and duly executed rights certificate and other subscription documents and payment of the full subscription amount.  The risk of delivery of all documents and payments is borne by you or your nominee, not by the subscription agent or us.

The method of delivery of rights certificates and payment of the subscription amount to the subscription agent will be at the risk of the holders of subscription rights.  If sent by mail, we recommend that you send subscription materials and payments by overnight courier or by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the subscription agent and clearance of payment prior to the expiration of the rights offering.

Guaranteed Delivery Procedures

If you want to exercise your subscription rights, but time will not permit your subscription certificate to reach the subscription agent on or prior to December 22, 2016, you may exercise your subscription rights if you satisfy the following guaranteed delivery procedures:

(1)

You send, and the subscription agent receives, payment in full for each share of common stock being subscribed for through the basic subscription privilege and the over-subscription privilege, on or prior to December 28, 2016;

(2)

You send, and the subscription agent receives, on or prior to December 22, 2016, a notice of guaranteed delivery, substantially in the form set forth in the instructions accompanying the subscription certificate, from a member firm of a registered national securities exchange or a member of FINRA, or a commercial bank or trust company having an office or correspondent in the United States.  The notice of guaranteed delivery must state your name, the number of subscription rights that you hold, the number of shares of common stock that you wish to purchase pursuant to the basic subscription privilege and, if applicable, the number of shares you wish to purchase pursuant to the over-subscription privilege.  The notice of guaranteed delivery must guarantee the delivery of your subscription certificate to the subscription agent within three over-the-counter trading days following the date of the notice of guaranteed delivery; and

(3)

You send, and the subscription agent receives, your properly completed and duly executed subscription certificate, including any required signature guarantees, within three over-the-counter trading days following the date of your notice of guaranteed delivery.

The notice of guaranteed delivery may be delivered to the subscription agent in the same manner as your subscription certificate at the addresses set forth under the heading “Subscription Agent.”  You can obtain additional copies of the form of notice of guaranteed delivery by requesting them from the subscription agent at the address set forth under the heading “Subscription Agent.”

Signature Guarantee

Signatures on the subscription certificate do not need to be guaranteed if either the subscription certificate provides that the shares of common stock to be purchased are to be delivered directly to the record owner of such subscription rights, or the subscription certificate is submitted for the account of a member firm of a registered national securities exchange or a member of FINRA, or a commercial bank or trust company having an office or correspondent in the United States.  If a signature guarantee is required, signatures on the subscription certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the subscription agent.  Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges, and savings associations.

Notice to Nominees

If you are a broker, dealer, custodian bank, or other nominee holder that holds our common stock for the account of others on the record date, you should notify the beneficial owners of the shares for whom you are the nominee of the rights offering as soon as possible to learn their intentions with respect to exercising their subscription rights.  You should obtain instructions from the beneficial owner, as set forth in the instructions we have provided to you for your distribution to beneficial owners.  If the beneficial owner so instructs, you should submit information and payment for shares.  We expect that the exercise of subscription rights on behalf of beneficial owners may be made through the facilities of DTC.  You may exercise individual or aggregate beneficial owner subscription rights by instructing DTC to transfer subscription rights from your account to the account of the subscription agent, together with certification as to the aggregate number of subscription rights exercised and the number of shares of common stock subscribed for under the basic subscription privilege and the over-subscription privilege, if any, and your full subscription payment.

Beneficial Owners

If you do not hold physical certificates for our shares of common stock you may nonetheless be a beneficial owner of our shares of common stock.  Instead of receiving a rights certificate, you will receive your subscription rights through a broker, dealer, custodian bank, or other nominee.  We will ask your broker, dealer, custodian bank, or other nominee to notify you of the rights offering.

You should contact your broker, dealer, custodian bank, or other nominee if you do not receive information regarding the rights offering, but believe you are entitled to subscription rights.  We are not responsible if you do not receive notice by your broker, dealer, custodian bank, or other nominee or if you do not receive notice in time to respond to your nominee by the deadline established by the nominee, which may be prior to 5:00 p.m., New York City time, on December 22, 2016.

If you wish to exercise your subscription rights, you will need to have your broker, dealer, custodian bank, or other nominee act for you.  If you hold certificates for our common stock and received a rights certificate, but would prefer to have your broker, dealer, custodian bank, or other nominee act for you, you should contact your nominee and request it to effect the transaction for you.

Non-Transferability of Subscription Rights

The subscription rights granted to you are non-transferable and, therefore, you may not sell, transfer, or assign your subscription rights to anyone.  The subscription rights will not be listed for trading on the Nasdaq Capital Market or any other stock exchange or market or on the OTC Bulletin Board.  We expect that the shares of common stock issuable upon exercise of the subscription rights will be listed on the Nasdaq Capital Market under the ticker symbol “RMGN.”

Missing or Incomplete Subscription Information

If you do not indicate the number of subscription rights being exercised, or the subscription agent does not receive the full subscription payment for the number of subscription rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of subscription rights that may be exercised with the aggregate subscription payment you delivered to the subscription agent.  If the subscription agent does not apply your full subscription payment to your purchase of our shares of common stock, any excess subscription payment received by the subscription agent will be returned promptly, without interest or penalty.

Conditions, Withdrawal, and Termination

We reserve the right to withdraw the rights offering prior to the expiration of the rights offering for any reason, including, without limitation, a change in the market price of our common stock.  Further, we may terminate the rights offering, in whole or in part, if at any time before completion of the rights offering there is any event, judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended, or held to be applicable to the rights offering that in the sole judgment of the independent members of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering.  We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur.  If we terminate the rights offering, in whole or in part, all affected subscription rights will expire without value, and all excess subscription payments received by the subscription agent will be returned promptly, without interest or penalty.  If we cancel the rights offering, we will issue a press release notifying stockholders of the cancellation.

Subscription Agent

The subscription agent for this offering is Broadridge Corporate Issuer Solutions, Inc.  The address to which subscription documents, rights certificates, subscription documents, notice of guaranteed delivery, and subscription payments other than wire transfers, should be mailed or delivered is:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717 (855) 793-5068

We will pay the fees and certain expenses of the subscription agent, which we estimate will total $20,000.  We also have agreed to indemnify the subscription agent from any liability that it may incur in connection with the rights offering.

You or your nominee are solely responsible for completing delivery to the subscription agent of your subscription materials.  The appropriate subscription materials must be received by the subscription agent on or prior to 5:00 p.m., New York City time, on December 22, 2016.  We urge you to allow sufficient time for delivery of your subscription materials to the subscription agent.  If you deliver subscription materials in a manner different from those described in this prospectus supplement, we may not honor the exercise of your subscription rights.

The telephone number for the subscription agent is (855) 793-5068.

Information Agent

We have appointed Broadridge Corporate Issuer Solutions, Inc. as information agent for the offering.  Any questions regarding RMG’ rights offering or requests for additional copies of documents may be directed to Broadridge Corporate Issuer Solutions, Inc., at (855) 793-5068 (toll free), Monday through Friday (except bank holidays), between 10:00 a.m. and 4:00 p.m., New York City time.

Dealer-Manager and Financial and Marketing Advisor

We have engaged Monarch as the exclusive dealer-manager and financial and marketing advisor for the rights offering.  Under the terms of our agreement with Monarch, Monarch will provide transaction structuring and marketing assistance and advice to us in connection with this rights offering.  We have agreed to pay Monarch a fee of 7% of the gross proceeds received by us in this offering from existing stockholders exercising their basic and over-subscription privileges, excluding all proceeds received from Donald R. Wilson Jr. or Gregory H. Sachs or parties related to them (including all of the standby purchasers).  We will also reimburse Monarch for its reasonable expenses incurred in connection with this rights offering.  The precise amount payable to Monarch cannot be determined until the expiration date of the rights offering.  If we pursue more than one transaction, we may also pay a customary monthly financial advisory fee.  We have also agreed to indemnify Monarch and their respective affiliates against certain liabilities arising under the Securities Act of 1933, as amended, or the Securities Act.  Monarch is not an underwriter of, and is not acting as a placement agent for, any of the securities (including the rights) issued in this offering and does not make any recommendation with respect to whether you should exercise the subscription rights or to otherwise invest in the Company.

Fees and Expenses

We will pay all fees charged by the subscription agent, information agent, and dealer-manager, as well as all fees and expenses incurred by the standby purchasers in connection with the standby purchase agreement and related transactions. You are responsible for paying any other commissions, fees, taxes, or other expenses incurred in connection with the exercise of the subscription rights.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your subscription rights, including time of receipt and eligibility to participate in the rights offering.  Our determination will be final and binding.  Once made, subscriptions and directions are irrevocable, and we will not accept any alternative, conditional or contingent subscriptions or directions.  We reserve the absolute right to reject any subscriptions or directions not properly submitted or the acceptance of which would be unlawful.  You must resolve any irregularities in connection with your subscriptions before the subscription period expires, unless waived by us in our sole discretion.  Neither we nor the subscription agent shall be under any duty to notify you or your representative of defects in your subscriptions.  A subscription will be considered accepted, subject to our right to withdraw or terminate the rights offering, only when a properly completed and duly executed rights certificate and any other required documents and the full subscription payment have been received by the subscription agent.  Our interpretations of the terms and conditions of the rights offering will be final and binding.

Certificates for Remaining Rights After Partial Exercise

If you exercise fewer than all of the subscription rights evidenced by your subscription certificate, you may request, prior to the expiration of the subscription period, the subscription agent to issue you a new subscription certificate evidencing the unexercised subscription rights.  If you choose to have a new subscription certificate sent to you, however, we cannot assure you that you will receive the new subscription certificate in sufficient time to permit you to exercise the remaining subscription rights that the new certificate represents.

Subscription Agent’s Separate Account; Return of Funds

The subscription agent will hold funds received in payment for our shares of common stock in a segregated account pending completion of the rights offering.  The subscription agent will hold this money in that account until the rights offering is completed or is withdrawn and canceled.  If the rights offering is canceled for any reason, all subscription payments received by the subscription agent will be returned promptly, without interest or penalty.

Stockholder Rights

You will have no rights as a holder of our shares of common stock you purchase in the rights offering, if any, until certificates representing our common stock are issued to you or until your account at your record holder is credited with the common stock purchased in the rights offering.  You will have no right to revoke your subscriptions once made in accordance with the procedures set forth in this prospectus supplement.

Foreign Stockholders

We will not mail this prospectus supplement or rights certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address.  The subscription agent will hold these rights certificates for their account.  To exercise subscription rights, our foreign stockholders must notify the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration of the rights offering and demonstrate to the satisfaction of the subscription agent that the exercise of such subscription rights does not violate the laws of the jurisdiction of such stockholder.

Regulatory Limitations

We will not be required to issue you shares of common stock pursuant to this rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

No Revocation or Change

Once you submit the form of rights certificate to exercise any subscription rights, you are not allowed to revoke or change the exercise or request a refund of monies paid.  All exercises of subscription rights are irrevocable, even if you learn information about us that you consider to be unfavorable.  You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of common stock at the subscription price.

Other Matters

We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any shares of our common stock from subscription rights holders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal or state laws or regulations to accept or exercise the subscription rights.  We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in whole or in part, in order to comply with the securities laws or other legal requirements of those states or other jurisdictions.  Subject to state securities laws and regulations, we also have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your subscription privileges in order to comply with state securities laws.  We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal or state laws or regulations from accepting or exercising the subscription rights you will not be eligible to participate in the rights offering.  However, we are not currently aware of any states or jurisdictions that would preclude participation in the rights offering.

IMPORTANT

Please carefully read the instructions accompanying the subscription certificate and follow those instructions in detail.  Do not send subscription certificates directly to us.  You are responsible for choosing the payment and delivery method for your subscription certificate, and you bear the risks associated with such delivery.  If you choose to deliver your subscription certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested.  We also recommend that you allow a sufficient number of days to ensure delivery to the subscription agent and clearance of payment prior to December 22, 2016.  Because uncertified personal checks may take at least five business days to clear, we strongly urge you to pay, or arrange for payment, by means of certified check, money order, or wire transfer.

DETERMINATION OF THE SUBSCRIPTION PRICE

The special committee of our board of directors, taking into account the advice of Monarch, financial and marketing advisor to the Board and the dealer-manager for this rights offering, determined the $0.62 per share subscription price after considering a variety of factors, including the following:

•

The price at which our stockholders might be willing to participate in the rights offering;

•

the historic and then-current market price of our common stock;

•

general conditions in the securities markets;

•

our need for capital;

•

alternatives available to us for raising capital;

•

the amount of proceeds desired;

•

pricing of similar transactions;

•

the liquidity of our common stock;

•

the level of risk to our investors; and

•

the need to offer shares at a price that would be attractive to our investors relative to the current trading price of our common stock.

The subscription price should not be considered an indication of the actual value or future value of our company or of our common stock.  We cannot assure you that the market price of our common stock will not decline during or after this rights offering.  We also cannot assure you that you will be able to sell shares of common stock purchased during this rights offering at a price equal to or greater than the subscription price.

CAPITALIZATION

The following table sets forth our historical and pro forma cash and cash equivalents and capitalization as of September 30, 2016.  The pro forma information gives effect to an assumed approximate $4.8 million equity raise from this rights offering (including the proceeds from the standby purchasers). However, it is impossible to predict how many rights will be exercised in this offering and therefore the gross proceeds that will actually be raised.

This table should be read in conjunction with our consolidated financial statements and the notes thereto which are incorporated by reference into this prospectus supplement.

	September 30, 2016
	Actual	Pro Forma
	(Dollars in Thousands)

Cash and cash equivalents	$1,487	$5,920
Secured line of credit	1,100	1,100
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized; 37,182,041 shares issued; 36,882,041 shares outstanding, at September 30, 2016)	4	5
Additional paid-in capital	108,994	113,426
Accumulated comprehensive loss	(727)	(727)
Retained earnings (accumulated deficit)	(101,040)	(101,040)
Treasury stock, at cost (300,000 shares)	(480)	(480)
Total stockholders’ equity	6,751	11,184
Total capitalization	$7,851	$12,284

DILUTION

Purchasers of our common stock in the rights offering will experience an immediate dilution of the net tangible book value per share of our common stock.  Our net tangible book value as of September 30, 2016 was approximately $(0.6) million, or $(0.02) per share of our common stock (based upon 36,882,041 shares of our common stock outstanding as of that date). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.  Dilution per share equals the difference between the amount per share paid by purchasers of shares of common stock in the rights offering and the net tangible book value per share of our common stock immediately after the rights offering.

Based on the aggregate offering (including the proceeds from the standby purchasers) of approximately $4.8 million and after deducting estimated offering fees and expenses payable by us of up to approximately $0.4 million, and the application of an estimated $4.4 million of net proceeds from the rights offering and the standby purchase arrangements, our pro forma net tangible book value as of September 30, 2016, would have been approximately $3.9 million, or $0.10 per share.  This represents an immediate increase in pro forma net tangible book value to existing stockholders of $0.12 per share and an immediate dilution to purchasers in the rights offering of $0.52 per share.

The following table illustrates this per-share dilution as of September 30, 2016 (assuming a fully subscribed for rights offering of 7,741,909 shares at the subscription price of $0.62 per share):

Subscription price		$0.62
Net tangible book value per share prior to the rights offering	$(0.02)
Increase in net tangible book value per share attributable to the rights offering	0.12
Pro forma net tangible book value per share after the rights offering		0.10

Dilution in net tangible book value per share to purchasers		$0.52

PLAN OF DISTRIBUTION

We are distributing the subscription rights and rights certificates to individuals who owned shares of our common stock on November 29, 2016.  If you wish to exercise your subscription rights and purchase shares of our common stock, you should complete the rights certificate and return it with payment for the shares to the subscription agent, Broadridge Corporate Issuer Solutions, Inc., by hand, first class mail or overnight courier at the following address:

By mail:	By hand or overnight courier:
Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, New York 11717-0693 (855) 793-5068 (toll free)	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, New York 11717 (855) 793-5068

In the event that the rights offering is not fully subscribed, holders of rights who exercise their basic subscription rights in full will have the opportunity to subscribe for unsubscribed rights pursuant to the oversubscription right, subject to limitations described elsewhere in this prospectus supplement.  Please see “The Rights Offering.”

Monarch, which is a broker-dealer and member of the Financial Industry Regulatory Authority, will act as dealer-manager for this rights offering. Monarch’s principal business address is 500 Fifth Avenue, Suite 2240, New York, NY 10110. Under the terms and subject to the conditions contained in a dealer-manager agreement, Monarch will provide transaction structuring and marketing assistance and advice to us in connection with this offering and will solicit the exercise of rights. This rights offering is not contingent upon any number of rights being exercised. Monarch is not underwriting or placing any of the rights or the shares of our common stock being sold in this offering and does not make any recommendation with respect to such rights or shares, including with respect to the exercise of such rights.

Pursuant to the dealer-manager agreement, we are obligated to pay to Monarch as compensation a cash fee of 7% of the gross proceeds received by us in this offering from the exercise of the subscription rights, excluding all proceeds received from Donald R. Wilson Jr. or Gregory H. Sachs or parties related to them (including all of the standby purchasers). We will also reimburse Monarch for its reasonable expenses incurred in connection with this offering.  We have also agreed to indemnify Monarch for, or contribute to losses arising out of, certain liabilities, including liabilities under the Securities Act of 1933. The dealer-manager agreement also provides that Monarch will not be subject to any liability to us in rendering the services contemplated by the dealer-manager agreement except for any act of willful misconduct or gross negligence of Monarch. The dealer-manager agreement will terminate upon the earliest to occur of (i) the consummation, termination or withdrawal of this rights offering and (ii) the withdrawal of the dealer-manager in accordance with the dealer-manager agreement.  The foregoing does not purport to be a complete statement of the terms and conditions of the dealer-manager agreement. A copy of each of the dealer-manager agreement and the standby purchase agreement is included as an exhibit to our Current Report on Form 8-K filed with the SEC on November 30, 2016 and incorporated by reference into this prospectus supplement. See "Where You Can Find More Information" on page S-48.

Monarch and its affiliates may provide to us from time to time in the future in the ordinary course of its business certain financial advisory, investment banking and other services for which it will be entitled to receive customary fees.

If you have any questions, you should contact the information agent, Broadridge Corporate Issuer Solutions, Inc.  We have agreed to pay the subscription agent and information agent a fee plus certain expenses, which we estimate will total approximately $20,000.  We estimate that our total expenses in connection with the rights offering will be approximately $215,000.

Other than as described herein, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summarizes the material federal income tax considerations of this rights offering to you and our company.  This summary is based on current law, which is subject to change at any time, possibly with retroactive effect.  This summary is not a complete discussion of all federal income tax consequences of this rights offering, and, in particular, may not address federal income tax consequences applicable to stockholders subject to special treatment under federal income tax law.  In addition, this summary does not address the tax consequences of this rights offering under applicable state, local, or foreign tax laws.  This discussion assumes that you hold your shares of common stock and the subscription rights and shares issued to you during this rights offering as capital assets.

Receipt and exercise of the subscription rights distributed pursuant to this rights offering is intended to be nontaxable to stockholders, and the following summary assumes you will qualify for such nontaxable treatment.  If, however, the rights offering does not qualify as nontaxable, you would be treated as receiving a taxable distribution equal to the fair market value of the subscription rights on their distribution date.  The distribution would be taxed as a dividend to the extent made out of our current or accumulated earnings and profits; any excess would be treated first as a return of your basis (investment) in your common stock and then as a capital gain.  Expiration of the subscription rights would result in a capital loss.

We have included this discussion for your general information only.  You should consult your tax advisor to determine the tax consequences to you of this rights offering in light of your particular circumstances, including any state, local, and foreign tax consequences.

Taxation of Stockholders

Receipt of a Subscription Right.  You will not recognize any gain or other income upon receipt of a subscription right.

Tax Basis and Holding Period of Subscription Rights.  Your tax basis in each subscription right will effectively depend on whether you exercise the subscription right or allow the subscription right to expire.  If you exercise a subscription right, your tax basis in the subscription right will be determined by allocating the tax basis of your common stock on which the subscription right is distributed between the common stock and the subscription right, in proportion to their relative fair market values on the date of distribution of the subscription right.  However, if the fair market value of your subscription rights is less than 15% of the fair market value of your existing shares of common stock, then the tax basis of each subscription right will be deemed to be zero, unless you elect, by attaching an election statement to your federal income tax return for the taxable year in which you receive the subscription rights, to allocate tax basis to your subscription rights.  If you allow a subscription right to expire, it will be treated as having no tax basis.

Your holding period for a subscription right will include your holding period for the shares of common stock upon which the subscription right is issued.

Expiration of Subscription Rights.  You will not recognize any loss upon the expiration of a subscription right.

Exercise of Subscription Rights.  You generally will not recognize a gain or loss on the exercise of a subscription right.  The tax basis of any share of common stock that you purchase through the rights offering will be equal to the sum of your tax basis, if any, in the subscription right exercised and the price paid for the share.  The holding period of the shares of common stock purchased through the rights offering will begin on the date that you exercise your subscription rights.

Taxation of Our Company

We will not recognize any gain, other income or loss upon the issuance of the subscription rights, the lapse of the subscription rights, or the receipt of payment for shares of common stock upon exercise of the subscription rights.

Section 382 of the Code limits a corporation’s ability to utilize existing net operating loss, or NOL, carry-forwards once the corporation experiences an “ownership change.” Generally, an ownership change occurs when there is an increase in the stock ownership by one or more trackable stockholders of more than 50 percentage points over the lowest percentage ownership of such stockholder during a specified look back period (generally 36 months).  The rights offering could result in an ownership change.  Section 382 allows post-change corporations to use pre-control change NOLs, but limits the amount that may be used annually to a percentage of the equity value of the corporation immediately before the change of ownership.  Although we have the ability to limit any stockholder’s subscription rights to prevent an “ownership change,” we may not be successful in doing so.  Therefore, we may be limited in our ability to use these NOL carry-forwards to offset future tax liabilities, and this may have an adverse effect on our results of operations, financial condition, and prospects.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY U.S. HOLDER.  EACH U.S. HOLDER IS ENCOURAGED TO CONSULT ITS OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RECEIPT, EXERCISE, EXPIRATION, AND DISPOSITION OF SUBSCRIPTION RIGHTS RECEIVED IN THIS RIGHTS OFFERING IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses that we expect to incur in connection with the rights offering.  All amounts are estimates.

Legal and advisory fees and expenses	$150,000
Accounting fees and expenses	$25,000
Subscription Agent and Information Agent fees	$20,000
Printing and miscellaneous	$20,000
Total	$215,000

LEGAL MATTERS

The validity of the rights and shares of common stock offered by this prospectus supplement will be passed upon for us by Greenberg Traurig LLP, McLean, Virginia.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2015 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Whitley Penn LLP, an independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of and for the year ended December 31, 2014 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement (including amendments and exhibits to the registration statement) on Form S3 under the Securities Act.  This prospectus supplement and the accompanying prospectus are part of the registration statement, and do not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement.  For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.  If a document has been filed as an exhibit to the registration statement, we refer you to the copy of that document as filed.  Each statement in this prospectus supplement and accompanying prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.  Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling 12025518909.  Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates.  In addition, the SEC maintains a website at http://www.sec.gov from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus supplement other than those contained in this prospectus supplement.  If you are given any information or representations about these matters that is not discussed in this prospectus supplement, you must not rely on that information.  This prospectus supplement is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement.  This means that we can disclose important information to you by referring you to another document.  Any information referred to in this way is considered part of this prospectus supplement from the date we file that document.  Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offerings of the securities by means of this prospectus supplement are terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

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our Registration Statement on Form S-3 filed on October 11, 2016;

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our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 10, 2016, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2016;

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our Quarterly Report on Form 10-Q for the three months ended September 30, 2016, filed on November 3, 2016;

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our Quarterly Report on Form 10-Q for the three months ended June 30, 2016, filed on August 12, 2016;

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our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, filed on May 12, 2016;

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our current report on Form 8-K, filed on November 30, 2016;

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our current report on Form 8-K, filed on November 16, 2016;

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our current report on Form 8-K, filed on November 3, 2016;

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our current report on Form 8-K, filed on October 5, 2016;

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our current report on Form 8-K, filed on September 23, 2016;

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our current report on Form 8-K/A, filed on August 12, 2016;

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our current report on Form 8-K, filed on August 11, 2016;

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our current report on Form 8-K, filed on June 22, 2016, 2016;

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our current report on Form 8-K, filed on April 14, 2016;

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our current report on Form 8-K, filed on April 7, 2016;

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our current report on Form 8-K, filed on April 1, 2016;

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our current report on Form 8-K, filed on March 10, 2016;

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our current report on Form 8-K, filed on February 25, 2016;

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the description of our common stock set forth in our registration statement on Form 8-A12B filed on May 1, 2012, pursuant to Section 12 of the Exchange Act, including any subsequent amendment or report filed for the purpose of updating that description; and

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all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus supplement and before the termination of the offerings to which this prospectus supplement relates.

This prospectus supplement does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement.  Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Any information incorporated by reference herein is available to you without charge upon written or oral request.  If you would like a copy of any of this information, please submit your request to us at the following address:

RMG Networks Holding Corporation
Attn:  Investor Relations
15301 Dallas Parkway, Suite 500
Addison, Texas 75001

PROSPECTUS

$10,000,000

RMG NETWORKS HOLDING CORPORATION

COMMON STOCK

PREFERRED STOCK

WARRANTS

RIGHTS

UNITS

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, any combination of the securities described in this prospectus, in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. We may also offer common stock upon conversion of or exchange for the preferred stock and/or common stock or preferred stock upon the exercise of warrants or rights.

This prospectus provides a general description of the securities that we may offer and the general manner in which we will offer them. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “RMGN.” On November 1, 2016, the last reported sale price of our common stock as quoted on the Nasdaq was $0.75. As of October 4, 2016, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $14,626,132, based on 36,882,041 shares of outstanding common stock, of which 20,630,783 shares are held by persons or entities which may be affiliates of ours, and a price of $0.90 per share, which was the last reported sale price of our common stock as quoted on the Nasdaq on October 4, 2016. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 3 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2016.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”).

Under this shelf registration process, we may offer shares of our common stock and preferred stock and/or warrants and rights to purchase any of such securities, either individually or in units, in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we offer and sell our securities under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement that we may provide to you. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

Unless the context otherwise requires, when we use the words the “Company,” “RMG Networks,” “we,” “us,” or “our Company” in this prospectus, we are referring to RMG Networks Holding Corporation, a Delaware corporation f/k/a SCG Financial Acquisition Corp., and its subsidiaries, including RMG Enterprise Holdings Corporation, f/k/a Symon Holdings Corporation (“Symon”) and RMG Networks Holdings, Inc., f/k/a Reach Media Group Holdings, Inc. (“RMG”), unless it is clear from the context or expressly stated that these references are only to RMG Networks Holding Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Such statements are usually identified by the use of words or phrases such as “believes,” “anticipates,” “expects,” “estimates,” “planned,” “outlook,” “could,” “intend,” and “goal” or the negative version of these words or comparable words, although not all forward-looking statements contain such identifying words. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties, and we urge you not to place undue reliance on any forward looking statements, which reflect management’s current expectations and assumptions about future events and are based on currently available information as to the timing and outcome of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described or incorporated by reference under the heading “Risk Factors.”

Each of the forward-looking statements included in or incorporated by reference into this prospectus speaks only as of the date on which that statement is made. We expressly disclaim any obligation to update or revise any forward-looking statement, all of which are expressly qualified in their entirety by this cautionary statement, whether as a result of new information, future events or otherwise. Historical results are not necessarily indicative of the results expected for any future period.

We believe it is important to communicate our expectations to our stockholders. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors and cautionary language discussed or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by us in our forward-looking statements, including among other things:

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our history of incurring significant net losses and limited operating history;

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our ability to raise additional capital, if needed, on satisfactory terms, or at all;

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our ability to comply with certain financial covenants and borrow under our credit facility;

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the ability to maintain our Nasdaq listing;

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the competitive environment in the markets in which we operate;

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the risk that any projections, including earnings, revenues, expenses, margins or any other financial items are not realized;

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business development activities, including our ability to contract with, and retain, customers on attractive terms;

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success in retaining or recruiting, or changes required in, our management and other key personnel;

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the potential liquidity and trading of our securities;

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the general volatility of the market price of our common stock;

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risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act);

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changing legislation and regulatory environments;

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the risk that the anticipated benefits of any acquisitions that we may complete may not be fully realized; and

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general economic conditions.

OUR COMPANY

Overview

RMG Networks goes beyond traditional communications to help businesses increase productivity, efficiency, and engagement through intelligent digital signage messaging. By combining leading software, hardware, business applications, and services, we offer a single point of accountability for integrated data visualization and real-time performance management. We are headquartered in Addison, Texas, with additional offices in the United States, United Kingdom, and the United Arab Emirates.

We provide enterprise communication solutions that empower organizations to visualize critical business data to better run their business in contact center, supply chain, internal communications, hospitality, retail and other applications primarily in the financial services, telecommunications, manufacturing, healthcare, pharmaceutical, utility and transportation industries, and for federal, state and local governments. We differentiate ourselves through dynamic business data visualization delivering real-time intelligent visual content that enhances the ways in which organizations communicate with employees and customers. The solutions we provide are designed to integrate seamlessly with a customer’s IT infrastructure and data and security environments. Our solutions are comprised of a suite of products that include proprietary software, software-embedded hardware, maintenance and support services, content and creative services, installation services and third-party displays.

We power thousands of digital screens and end-points, and the diversity of products that we offer and our technical expertise provide our customers and partners with business data visualization solutions that differentiate us from our competitors. We are led by an experienced senior management team with a proven track record of building and successfully running and growing technology and services companies.

Our operations span over 30 years with our principal subsidiary having been in operation since 1980.

History

We were incorporated in Delaware on January 5, 2011 as a “blank check company” for the purpose of effecting a business combination with one or more businesses. On April 8, 2013, we consummated the acquisition of RMG, which became our Media business, pursuant to a merger agreement, dated as of January 11, 2013, as amended. On April 19, 2013, we consummated the acquisition of Symon, which became our Enterprise Solutions business, pursuant to a merger agreement, dated as of March 1, 2013. As a result of the RMG and Symon acquisitions, RMG and Symon became our subsidiaries, and the businesses and assets of RMG, Symon and their subsidiaries became our only operations. Symon was considered to be our predecessor for accounting purposes. On July 1, 2015, we sold the assets of our Airline Media Network to an unaffiliated third party, effectively exiting what were the legacy operations of our Media business.

Corporate Information

Our principal office is located at 15301 Dallas Parkway, Suite 500, Addison, Texas 75001, and our telephone number at that address is (800) 827-9666. We maintain a website at www.rmgnetworks.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus or the prospectus supplement relating to a specific security. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be used for general corporate purposes.

When a particular series of securities is offered, the related prospectus supplement will set forth our intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

Any time preferred stock is offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required

DESCRIPTION OF COMMON STOCK

The following summary of certain material provisions of our common stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by reference to the provisions of the Delaware General Corporation Law (“DGCL”).

General

Our certificate of incorporation, as amended, authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of November 1, 2016, we had 36,882,041 shares of common stock outstanding and outstanding warrants to acquire 9,649,318 shares of common stock at an exercise price of $11.50 per share that are currently exercisable provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available.

Common Stock

Stockholders of record are entitled to one vote for each share of common stock held on all matters to be voted on. Stockholders are entitled to receive ratable dividends when, as and if declared, by the Company’s Board of Directors out of funds legally available. In the event of a liquidation, dissolution, or winding up of the Company, stockholders are entitled to share ratably in all assets remaining available for distribution after payment of all liabilities of the Company, and after all provisions are made for each class of stock, if any, having preference over the common stock. Common stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Company’s common stock.

Certificate of Incorporation By-laws Anti-Takeover Provisions

Our certificate of incorporation, as amended and our bylaws contain provisions that could make it harder for a third party to acquire us without the consent of our board of directors. These provisions include those that:

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authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series without a stockholder vote;

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limit stockholders’ ability to call special meetings;

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establish advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings;

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and provide for staggered terms for our directors.

These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management.

Delaware Law Anti-Takeover Provision

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

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a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

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an affiliate of an interested stockholder;

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or an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

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the board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

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after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share. As of November 1, 2016, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our certificate of incorporation, as amended, and our amended and restated by-laws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our Board of Directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our Board of Directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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the title and stated value;

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the number of shares offered, the liquidation preference, if any, per share and the purchase price;

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the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption, if applicable;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

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voting rights, if any, of the preferred stock;

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a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

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any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent

The transfer agent for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock in one or more series, together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock and/or preferred stock will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants may be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Public Warrants

We issued an aggregate of 8,000,000 units in our initial public offering. Each unit consists of one share of our common stock and one warrant. Each warrant entitles the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment, and are currently exercisable, provided that there is an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available. We refer to these warrants as the Public Warrants.

In February 2014, we commenced an offer to exchange one share of our common stock for every eight of our outstanding warrants tendered by the holder for exchange pursuant to the offer. The exchange offer expired on March 26, 2014, at 11:59 p.m. Eastern Time. A total of 3,417,348 Public Warrants, or approximately 26% of the 13,066,666 outstanding warrants (and approximately 43% of the 8,000,000 outstanding Public Warrants), were properly tendered and not withdrawn in the offer. Under the terms of the offer, we accepted all tendered warrants, and issued an aggregate of 427,169 shares of common stock in exchange. As of November 1, 2016, we had outstanding Public Warrants to acquire 4,582,652 shares of common stock.

The Public Warrants will expire five years after the completion of our initial business combination, or April 8, 2018, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation. We may call the Public Warrants for redemption:

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in whole and not in part;

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at a price of $0.01 per warrant;

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upon not less than 30 days’ prior written notice of redemption, or the 30-day redemption period, to each Warrant holder; and

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if, and only if, the last sale price of our common stock equals or exceeds $17.50 per share for any 20 trading days within a 30 trading day period ending on the third business day before we send the notice of redemption to the warrant holders.

If we call the Public Warrants for redemption as described above, we will have the option to require any holder of warrants that wishes to exercise his, her or its warrant to do so on a “cashless basis”. If we take advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering his, her or its warrants for that number of shares of our common stock equal to, but in no case less than $10.00, the quotient obtained by dividing (x) the product of the number of shares of our common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Sponsor Warrants for cash or on a cashless basis using the same formula described above that holders of Public Warrants would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price, the redemption price and number of shares of common stock issuable on exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of common shares issuable on exercise of the warrants will not be adjusted for issuances of common stock at a price below the warrant exercise price.

The Public Warrants were issued in registered form under a Warrant Agreement between our transfer agent (in such capacity, the “Warrant Agent”), and the Company (the “Warrant Agreement”). The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of common stock held of record on all matters to be voted on by our stockholders.

No Public Warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

No fractional shares of common stock will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of common stock, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Outstanding Sponsor Warrants

SCG Financial Holdings LLC, which we refer to as our Sponsor, purchased an aggregate of 4,000,000 warrants from us at a price of $0.75 per warrant in a private placement completed on April 12, 2011. In addition, on April 8, 2013, we issued to the Company’s Executive Chairman and a significant stockholder warrants exercisable for a total of 1,066,666 shares of our common stock. These warrants were issued upon the conversion by each of the parties of a promissory note issued by us to the Sponsor and in the aggregate principal amount of $800,000, which promissory note was subsequently assigned by the Sponsor to the Executive Chairman and significant stockholder in the aggregate principal amount of $400,000 each. The conversion price of the promissory note was $0.75 per warrant. We refer to the warrants issued to our Sponsor, as the Sponsor Warrants. As of November 1, 2016, we had outstanding Sponsor Warrants to acquire 5,066,666 shares of common stock.

The Sponsor Warrants are not redeemable by us so long as they are held by the original holders or their permitted transferees. Otherwise, the Sponsor Warrants have terms and provisions that are identical to the Public Warrants, except that such Sponsor Warrants may be exercised by the holders on a cashless basis.

Transfer Agent

The transfer agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Stock Exchange Listing

Our warrants are quoted for trading on the OTC bulletin board under the symbol “RMGNW.”

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

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the date of determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

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the exercise price;

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the aggregate number of rights issued;

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whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

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the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

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the method by which holders of rights will be entitled to exercise;

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the conditions to the completion of the offering, if any;

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the withdrawal, termination and cancellation rights, if any;

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whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

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whether stockholders are entitled to oversubscription rights, if any;

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any applicable material U.S. federal income tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, or rights for the purchase of common stock and/or preferred stock in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provisions of the governing unit agreement that differ from those described below; and

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Outstanding Public Units

We issued an aggregate of 8,000,000 units in our initial public offering. Each unit consists of one share of our common stock and one warrant. Any securityholder may elect to separate a public unit and trade the common stock and warrant separately or as a unit. The transfer agent for our units is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. Our units are quoted for trading on the OTC bulletin board under the symbol “RMGNU.”

PLAN OF DISTRIBUTION

We may from time to time offer and sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities in any of three ways (or in any combination) from time to time:

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to or through underwriters or dealers for resale;

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directly to a limited number of purchasers or to a single purchaser; or

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through agents.

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The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

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the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

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the public offering price of the securities;

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the net proceeds to us;

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any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

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any exchange or market on which the securities are listed or to which application will be made to list the securities.

We may designate agents to solicit purchases for the period of their appointment and to sell securities on a continuing basis, including pursuant to “at the market offerings.”

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for RMG or our subsidiaries and affiliates in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS

Greenberg Traurig, LLP will pass upon the validity of the securities covered by this prospectus. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company as of and for the year ended December 31, 2015 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Whitley Penn LLP, an independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of and for the year ended December 31, 2014 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm as set forth in their report thereon. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov. We make available free of charge on our website at http://ir.rmgnetworks.com, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. Finally, as our common stock is listed on the NASDAQ, certain materials filed by us may be inspected at the office of the NASDAQ located at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge at the SEC’s public reference room at the address stated above, as well as through the SEC’s Internet site, also stated above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the securities by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

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our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 10, 2016, including items required by Part III of Form 10-K incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2016;

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our Quarterly Report on Form 10-Q for the three months ended March 31, 2016, filed on May 12, 2016;

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our current report on Form 8-K, filed on October 5, 2016;

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our current report on Form 8-K, filed on September 23, 2016;

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our current report on Form 8-K/A, filed on August 12, 2016;

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our current report on Form 8-K, filed on August 11, 2016;

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our current report on Form 8-K, filed on June 22, 2016;

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our current report on Form 8-K, filed on April 14, 2016;

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our current report on Form 8-K, filed on April 7, 2016;

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our current report on Form 8-K, filed on April 1, 2016;

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our current report on Form 8-K, filed on March 10, 2016;

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our current report on Form 8-K, filed on February 25, 2016;

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the description of our common stock set forth in our registration statement on Form 8-A12B filed on May 1, 2012, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any subsequent amendment or report filed for the purpose of updating that description; and

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all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

RMG Networks Holding Corporation

Attn:  Investor Relations

15301 Dallas Parkway, Suite 500

Addison, Texas 75001